EXHIBIT 2
                         UNITED STATES BANKRUPTCY COURT

                          EASTERN DISTRICT OF NEW YORK



In re:                                      )      CHAPTER 11
                                                            )
WAREHOUSE AUTO CENTERS, INC.,                               ) Case No.  95-21279
                                                            )
                  Debtor.                                   )
---------------------------------------)

                                               ORDER CONFIRMING PLAN


         The plan under Chapter 11 of the Bankruptcy Code filed by Warehouse Auto Centers, Inc., on November 4, 1996, or a summary thereof, having been transmitted to creditors and equity security holders; and

         It having been determined after hearing on notice that the requirements for confirmation set forth in 11 U.S.C. Section 1129(a) have been satisfied;

         IT IS ORDERED THAT:

         The plan filed by Warehouse Auto Center, Inc. on November 4, 1996, is confirmed.

         IT IS FURTHER ORDERED that the debtor shall, with in 90 days after the date of the entry of this order; (1) file a report of substantial consummation and final report; or (2) take appropriate action to amend the plan. Failure to comply with these requirements may result in conversion of the case.

         IT IS FURTHER ORDERED that all fees payable to the United States Trustee pursuant to 28 U.S.C. Section 1930 shall be paid within 10 days of the entry of this order.

         IT IS FURTHER ORDERED that the reorganized debtor or the disbursing agent under the plan shall be responsible for timely payment of quarterly fees incurred pursuant to 28 U.S.C. ss.1930(a)(6) until the case is dismissed, converted or closed by the court with a final decree (whichever is first). After confirmation, said party shall file with the court and serve on the United States Trustee a monthly financial report for each month (or portion thereof) the case remains open in a format prescribed by the UST and provided to the debtor by the UST. Said report shall set forth all disbursements of the reorganized debtor so that quarterly fee amounts can be determined; and

         IT IS FURTHER ORDERED that the proceeds of the Debtor Certificates held in escrow by Smith & Lyons, Barristers and Solicitors of Toronto, Canada, may be released to the debtor in accordance with the terms of the Plan of Reorganization; and

         IT IS FURTHER ORDERED that all warrants and options of Warehouse Auto Service, Inc. are cancelled pursuant to the terms of the Plan of Reorganization.

         IT IS FURTHER ORDERED that the Escrow Bank Accounts held by the debtor at First National Bank of Rochester may be released to the debtor to effectuate the Plan of Reorganization; and

         IT IS FURTHER ORDERED that pursuant to Bankruptcy Rules 2002(a)(7) and 2002(i)&(m), Notice of Hearings on all applications for approval of compensation and/or reimbursement of Professional Persons employed under Bankruptcy Code ss.ss.327 or 1103, whose retention has been approved by prior Order of this Court, shall be deemed good and sufficient for all purposes if served more than 20 days prior to the date of the entry of this Order or the hearing date set hereafter thereupon, by regular mail by any party upon the Counsel retained by the Official Unsecured Creditors' Committee appointed herein pursuant to 11 USC ss.1102, on Counsel for the Debtor, on the Office of the United States Trustee, and on all persons appearing and requesting service; and

         IT IS FURTHER ORDERED, that fees and disbursements requested in Lacy, Katzen, Ryen and Mittleman, LLP's first application filed herein on July 25, 1996, are hereby allowed in the amount of $12,843.25 plus $587.72 in disbursements and that fees and disbursements requested in its second application filed herein are hereby allowed in the amount of $8,498 plus the sum of $600.00 for 2.4 hours expended by said firm in reviewing the ballots of Claimants, assisting creditors in voting and appearing in the prior applications pending before this Court plus $581.71 in disbursements being a total of $21,941.25 in fees and $1,175.43 in disbursements on all applications for a total final award $23,110.68; and

         IT IS FURTHER ORDERED, that Howard, Solochek, Nashban and Weber is hereby allowed, subject to further review on appropriate notice, a fee in the amount of $17,710.50 together with disbursements in the amount of $1,872.59 for acting as Lead Counsel to the Official Unsecured Creditors' Committee for a total final award of $19,583.09; and

         IT IS FURTHER ORDERED, that the Debtor shall forthwith pay or cause to be paid, in cash all fees and disbursements due Counsel for the Committee approved in this Order, provided, however, that Howard, Solocheck, Nashban and Weber and Lacy, Katzen, Ryen & Mittleman, LLP shall be liable to disgorge all or any part of their fees awarded hereby, if upon hearing after notice as required above, the Court shall for good cause shown, modify this award of fees and disbursements.


Dated:  November     , 1996

                                                     ---------------------------
                                                                        U.S.B.J.

Approved as to Form

Lacy, Katzen, Ryen & Mittleman, LLP


By: _______________________________
         Stephen P. Mayka, Esq.


Approved as to Form

U.S. Trustee


By: _______________________________
         Trudy A. Nowak

                           Warehouse Auto Centers, Inc
                            2452 West Henrietta Road
                            Rochester, New York 14623

November 1, 1996


Re: Chapter 11 Plan of Reorganization and Ballot For Approval



Dear Creditor:

          As you are aware, Warehouse Auto Centers, Inc., was put into involuntary bankruptcy by a group of creditors on June 25,1995, in the United States Bankruptcy Court for the Western District of New York. The company tried to reorganize itself; but this did nothing but deplete what little assets it had left and increase it's losses. Many attempts were made to raise additional funds but to no avail and on August 28, 1996, the company sold its remaining assets to a group of investors led by it's former President for $375,000.00 cash.

          The company is a publicly held corporation with over 300 shareholders and almost 3 million shares of issued and outstanding stock. The stock is currently traded on the NASDAQ Bulletin Board. Because of this, the group of investors were able to locate a company who was searching for a publicly traded shell, New Gold Inc., a gold mining company whose headquarters is located in Reno, Nevada.

          This has resulted into the two companies entering into a merger agreement to take the company out of bankruptcy. To this end, (1) The administrative creditors, which consists of post petition debt and professional fees will be paid one share of common stock in the new reorganized company for each dollar of debt; (2) The Class 4, unsecured creditors will receive one share of common stock in the newly organized company for each $42.00 dollars of debt and (3) Current shareholders of Warehouse Auto Centers, Inc. will receive one share of stock in the newly formed company for each 65 shares of Warehouse stock they possess.

          We would like the plan to be accepted by the creditors of every class of impaired claims, ie. a claim that is not paid in full. To be accepted by a class of claims, the plan must be accepted by more than one-half of the creditors in the class and by creditors holding at least 2/3 of the total dollar amount of claims in the class. YOUR VOTE ON THE ACCEPTANCE OR REJECTION OF THE PLAN IS IMPORTANT.

          Enclosed with this letter are the following:

                 1. An official ballot for you to cast your vote of acceptance or rejection of the plan. This ballot must be properly completed and filed with the Clerk of the Bankruptcy Court, located at 100 State Street, Rochester, New York 14614 by

                 November 18, 1996. We strongly encourage you to vote to accept our plan. Please fill out this ballot and return it to the Clerk of the Bankruptcy Court at the above address in time for your vote to be counted.

                 2. Notice of Hearing

                 3. Debtor's Disclosure Statement with Exhibits.

                 4. Debtor's Plan of Reorganization

                 5. New Gold,  Inc.  description  of  properties  and  Financial
                 Statement. Please review all of these enclosed materials carefully.


                                                          Very truly yours,


                                                    Warehouse Auto Centers, Inc.

UNITED STATES BANKRUPTCY COURT
WESTERN DISTRICT OF NEW YORK

In Re:
                                                               Case No. 95-21279
           WAREHOUSE AUTO CENTERS, INC.
                                Debtor (s)                            Chapter 11

                  BALLOT FOR ACCEPTING OR REJECTING PLAN FILED
                   BY THE ABOVE DEBTOR ON SEPTEMBER, 26. 1996


     The Plan referred to in this Ballot can' be confirmed by the Court and thereby made binding upon you if it is accepted by the holders of two-thirds in amount and more than one-half in number of claims in each class and the holders of two-thirds in amount of equity Security interests in each class voting on the Plan. In the event the requisite acceptances are not obtained, the Court may nevertheless confirm the Plan if the Court finds that the Plan accords fair, and equitable treatment to the class rejecting it. To have your vote count, you must complete and return this Ballot.



     1. The Undersigned, a holder of a claim against the Debtor in the unpaid Principal Amount of $______________________.

     2. The undersigned, the holder of ___________________ shares of common stock of the above-named debtor, represented by Certificate(s) No.___________(or held in my/our brokerage account no.)______________at (name of broker-dealer)
________________________



(Check one box)
                _____________Accepts               __________Rejects


                                                        ------------------
November              ,1996                             Print or Type Name


        --------------                                  ------------------
                                                        Signature


                                                        ------------------
                                                        Address

RETURN THIS BALLOT TO:                              Clerk, U.S. Bankruptcy Court
ON OR BEFORE                                        U.S. Courthouse
NOVEMBER 18, 1996.                                  100 State Street
                                                    Rochester, New York 14614
                                                                     .

WESTERN DISTRICT OF NEW YORK
UNITED STATES BANKRUPTCY COURT
              In re:

                                                     Case No.95-21279
  WAREHOUSE AUTO CENTERS, INC.,

                      Debtor(s).


            COMBINED ORDER TO SHORTEN TIME, AND APPROVING DISCLOSURE
         STATEMENT AND FIXING TIME FOR FILING ACCEPTANCES AND REJECTIONS
                      OF PLAN COMBINED WITH NOTICE THEREOF

        A Disclosure Statement and Plan of Reorganization under Chapter 11 of the Bankruptcy Code having been filed by Warehouse Auto Centers, Inc., the debtor herein, on September 26, 1996; a Hearing on Notice having been had on October 31, 1996 and it having been determined that the disclosure statement contains adequate information; and the debtor having applied to the Court at the hearing for an order shortening time for the hearing on confirmation, the filing of acceptances or rejections of the plan, and the Court having approved the combined order to shorten time, it is

ORDERED and NOTICE is hereby given, that;

     A. That the Amended Disclosure Statement filed by Warehouse Auto Centers, Inc., the debtor, is approved;

     B. Ballots accepting or rejecting this plan may be filed with the Clerk, United States Bankruptcy Court, Room 1220, 100 State Street, Rochester, New York 14614 at any time before the confirmation hearing or any continuation thereof; and

     C. Within five (5) days after the entry of this Order, the plan, the disclosure statement and a ballot shall be mailed to creditors, equity security holders and other parties in interest and shall be transmitted to the United States Trustee as provided by the Federal Rule of Bankruptcy Procedure 3017(d);

     D. That time is shortened so that November 21, 1996 at 10:30 a.m., is fixed for the hearing on confirmation of the plan to be held at United States Bankruptcy Court, Room 2300, 100 State Street, Rochester, New York 14614;

     E. November 18. 1996 is fixed as the last date for filing and serving written objections to confirmation of the plan, pursuant to Federal Rule of Bankruptcy Procedure 3020(b)(1).

              Dated:            November 1, 1996                        /S/
                                                                    BY THE COURT

UNITED STATES BANKRUPTCY COURT
WESTERN DISTRICT OF NEW YORK


IN RE:                                                      BK # 95-21279

WAREHOUSE AUTO CENTERS, INC.
                                                            AFFADAVIT OF MAILING

Debtor(s).

STATE OF NEW YORK)
COUNTY OF MONROE )  SS:

          I, LEONARD RELIN, being sworn says that: I am over 18 years of age and reside at Rochester, New York. On October 10, 1996, I served the ORDER
SHORTENING TIME AND FIXING DATES, TIMES AND PLACES OF HEARING TO CONSIDER APPROVAL OF THE DISCLOSURE STATEMENT PURSUANT TO RULES 2002(b) and 9006 (c)(1) and ORDER AND NOTICE FOR HEARING ON DISCLOSURE STATEMENT TO THE DEBTOR, ITS CREDITORS AND OTHER PARTIES IN INTEREST by either hand delivery, U.S. Postal Service addressed to each of the following persons at their last known addresses as follows and as per the attached matrix:

Trudy Nowak, Esq., U.S. Trustee's Office, 100 State Street, Room 609, Rochester, New York 14614

Warehouse Auto Centers,  Inc.,  2452 West Henrietta  Road,  Rochester,  New York
14623

Stephen P. Mayka, Esq., Lacy, Katzen, et al., 130 East Main Street, 3rd Floor, Rochester, New York 14604

Albert Solochek, Esq., Howard, Solochek & Weber, S.C., 324 E. Wisconsin Avenue, Suite 1100, Milwaukee, WI 53202

Internal Revenue Service, Attn: Matthew Root, Esq., Suite 500, Guaranty Building, 28 Church Street, Buffalo, New York 14202

Elaine Zipp Cole, Esq., NYS Dept. of Taxation & Finance, 259 Monroe Avenue, 3rd Floor, Rochester, New York 14607

United States Attorney General's Office 100 State Street, Room 609, Rochester, New York 14614

                                                                       /S/
                                                                  LEONARD RELIN

Sworn to before me this 23 day of October, 1996.
       /S/
Notary Public

Leonard Relin
1 East Main Street
Rochester, New York 14614
(716) 454 4336
Attorney for Debtor


                     UNITED STATES BANKRUPTCY COURT FOR THE
                          WESTERN DISTRICT OF NEW YORK

In re                        )                     Case No. 95-21279
WAREHOUSE AUTO CENTERS, INC. )                     Debtor's Disclosure Statement
                                                   -----------------------------
                             )                     Chapter 11
                             )                     Date: November 21, 1996
          Debtor             )                     Time: 10:30 A.M.
                             )
-----------------------------

                          DEBTOR'S DISCLOSURE STATEMENT


     Warehouse Auto Centers, Inc., the Debtor, provides this Disclosure Statement (hereinafter "Statement") to all its known creditors in order to disclose that information deemed by the Debtor to be material, important and necessary for the Debtor's creditors and equity holders to arrive at a reasonably informed decision in exercising their right to vote on the Plan of Reorganization (hereafter "The Plan") presently on file with the Bankruptcy Court. A copy of the Plan accompanies this Statement.


     Creditors and equity holders may vote on the Plan by filling out and mailing the accompanying ballot to the Bankruptcy Court, or may attend such hearing and present the ballot in person at that time. As a Creditor your vote is important The Plan can be confirmed by the Court if accepted by the holders of two-thirds in amount and more than one-half in number of claims of each class voting on the Plan. In the event the requisite acceptances are not obtained, the Court may, never-the-less, confirm the Plan if the Court finds that the Plan accords fair and equitable treatment to the class rejecting.

     No representations concerning the Debtor particularly as to its future business operations, value of property, or the value of any Promissory notes, or equity instruments to be issued under the Plan, other than as set forth in this Statement are authorized by the Debtors. Any representations or inducements to secure acceptance which are other than that contained in this Statement should not be relied on by you in arriving at your decision: and. any such additional representations and inducements should be reported to counsel for Debtor. Leonard Relin or the U. S. Trustee. who. in turn, shall deliver such information to the Bankruptcy Court for such action as may be deemed appropriate.

     THE INFORMATION CONTAINED HEREIN HAS NOT BEEN SUBJECT TO A CERTIFIED AUDIT. DEBTOR WARRANTS THAT TO THE BEST OF ITS KNOWLEDGE THE INFORMATION CONTAINED HEREIN IS TRUE AND ACCURATE.

                                TABLE OF CONTENTS
                                       TO
                         DEBTOR'S DISCLOSURE STATEMENT

Outline of Plan of Reorganization                                     Page 4

Description of Exhibits                                               Page 5

Description of Debtor's Business History Before Filing                Page 5

Description of Debtors Business History After Filing                  Page 6

Description of Newgold, Inc.                                          Page 6

Gold Mining Industry Economics                                        Page 6

Competition                                                           Page 7

Suppliers and Materials Used                                          Page 8

Property, Plant and Equipment                                         Page 8

Employees                                                             Page 8

Description of Insider Transactions                                   Page 8

Market for Reorganized Company's stock                                Page 8

Post Petition and Current Operations                                  Page 9

Creditor's Committee                                                  Page 9

Present Assets                                                        Page 10

Description of Pending Litigation                                     Page 10

Regulatory Issues                                                     Page 10

Recent Legislative and Regulatory Changes                             Page 11

Debts                                                                 Page 11

Financial Condition of the Debtor Following Confirmation              Page 11

Officers and Directors of the Successor Company                       Page 12

Classification and Treatment of Claims                                Page 14

Status and Resale of the Securities to be Issued Under the Plan       Page 15

Federal Income Tax Consequences to Creditors of the Debtors           Page 16

                               TABLE OF CONTENTS
                                       TO
                          DEBTORS DISCLOSURE STATEMENT

                                   (Continued)


Alternatives to the Plan                                              Page 17

Liquidation Analysis                                                  Page 17

Risk Factors                                                          Page 18

Other                                                                 Page 19

Signatures                                                            Page 20

Exhibits

Outline of Plan of Reorganization

     As more fully set forth hereinafter, the Debtor has: (1) (i) paid its secured debts in full in cash; (ii) proposes to pay its unsecured trade debts and other unsecured liabilities in full with stock in the reorganized Debtor's successor; (iii) to pay Section 364 loans and Debtor Certificate holders according to their tenor and to offer them the opportunity to convert their debt to equity in the reorganized Debtor's successor as payment, (iv) to pay Administrative Claims incurred during the Bankruptcy proceedings in stock ; (v) to merge with Newgold, Inc., a gold mining company, by acquiring 100% of the outstanding shares of Newgold's stock in exchange for shares of stock in the reorganized Debtor; (vi) to dilute existing shareholders through a reverse split of pre-petition stock; (vii) appoint a new Board of Directors and management in the reorganized Debtor, and; (2) the Company ceased operating its auto parts business and redirected its business by becoming engaged in the natural resource industry--namely gold mining and processing.

     The Debtor has ceased to be in the auto parts business. The Debtor proposes to issue stock and warrants in the corporation to creditors and dilute existing equity holders by a 1:65 reverse split of pre-petition stock. In addition, The Debtor proposes to acquire and/or merge with Newgold, Inc., a gold mining company, with proven and probable gold reserves valued at approximately $50,000,000 by exchanging stock in the reorganized Debtor for 100% of the outstanding stock in Newgold, Inc. Newgold, Inc. has significant cash reserves and an operating gold mine located in Relief Canyon near Lovelock, Nevada. The Debtor further proposes to offer Section 364 lenders the opportunity to convert their loans/Certificates of Indebtedness to equity in the reorganized successor to the Debtor.

     The agreement to acquire and/or merge with Newgold, Inc. will become effective only if the Debtor's proposed Plan of Reorganization is confirmed by the Court. Confirmation of the Plan of Reorganization is a condition precedent to the acquisition and/or merger with Newgold, Inc.

     Description of Exhibits

     A. Most recent "Monthly Operating Report" submitted to the US Trustee

     B. Treatment of Classes and Interests under the Plan

     C. Cash Flow Projections for the Reorganized Debtor for the Period January 1, 1997 through December of 2003


     D. Pro Forma Balance Sheet assuming Plan confirmation

     E. Liquidation Analysis

     F. Summary of Merger/Acquisition Agreement between Newgold, Inc. and Debtor (the full agreement has been filed with the Court).

     G. Summary of Engineering Reports and Independent Evaluations of Newgold, Inc.'s gold reserves (the actual reports have been filed with the Clerk of the Bankruptcy Court and may be viewed there. The reports are too voluminous to include with this Disclosure Statement).

     H. Unaudited financial statements of Newgold, Inc.


Description of Debtors Business History Before Filing

     The Debtor opened its first Auto Parts Store in 1994 at Rochester, New York with the intent of developing a chain of Warehouse Automotive Parts and Accessory Superstores. The Debtor opened its first store in Rochester, New York in 1994 and a second store in Cleveland, Ohio in January of 1995.

     The Company was filed in a Chapter 11 proceeding, involuntarily, by certain of its unsecured creditors on June 29, 1995 as a result of its inability to timely meet its financial obligations.

Description of Debtor's Business History After Filing

     Since the Chapter 11 filing, the Debtor has closed its Cleveland store and Rochester executive offices and moved its corporate offices into the Rochester store. However, the Debtor continued to sustain losses aud to deplete its inventories. Recently, on August 28,1996, the Bankruptcy Court granted Debtor's motion to sell all of its assets for the cash sum of $375,000, which has been used to pay the following Creditors: (1) Rent on the Debtor's premises in the amount of $77,199.21; (2) DIP lenders in the amount of $200,000; and (3) Secured Creditors in the amount of $69.326.42 leaving a cash balance of $28,287.65 in escrow.

Description of Newgold, Inc.

     Newgold, Inc. ("Newgold") was incorporated in the state of Nevada in 1993. In August 1994, it adopted a plan to review, acquire and develop mining opportunities currently available in the U.S. mining environment.


     None of the prior management of Warehouse Auto Centers, Inc. including Brian Thomas the founder, are or will be involved as an officer, director or manager of Newgold, Inc.


     Newgold's goal has been to acquire small to medium sized precious metals mines which have drill indicated reserves and little or no permitting requirements prior to the commencement of production. The ultimate goal of the organization is to become a junior sized gold production organization diversified in various aspects of the mining industry.


     For many years, companies in the mining industry have focused their efforts on the large-scale, long term mining targets. This effort has left a substantial number of properties that did not meet with the long term goals and large corporate overheads of these companies. Newgold has seen this as an opportunity to develop a broad based multi- project mining company.


     Newgold is currently reactivating its Relief Canyon Mine in Lovelock, Nevada, and has acquired two other properties. It is anticipated that Newgold operations will have annual production of 60,000 troy ounces of gold by the end of 1997 and will be operating profitably. Revenue projections for the year 1996 are $10.2 million. Growth is projected to be 33% to 100% annually through the year 2000. Newgold has current proven and probable reserves of $50,000,000.

     The Relief Canyon Mine is owned 50% by Newgold, Inc. and 50% by Casmyn Corp., a Colorado corporation which is publicly traded on the NASDAQ Bulletin Board. Casmyn Corp. purchased its 50% interest for $1,398,000, of which $773,000 has been paid to date.


Gold Mining Industry Economics

     In 1995 a total of 73.8 million troy ounces (there are 12 troy ounces to a pound) of gold were produced worldwide. Of this amount the United States produced 10.5 million troy ounces or 14.3% of the worlds gold production. Of this amount, 6.76 million troy ounces were produced in the State of Nevada which represents 9.1% of the total worlds gold production. The United States ranks fourth in gold production behind South Africa, Australia and the Commonwealth of Independent States (the former Soviet Union).

     The bulk of the U.S. gold production is now being conducted using the cyanide heap leaching technique. The technique recovers disseminated gold which is microscopic in size and not visible to the naked eye. Ore is blasted, crushed and agglomerated with cement and lime. The gold bearing ore is then placed on slightly inclined plastic lined pads and leached with a cyanide solution. The cyanide solution (aqua regia) converts the microscopic gold to a solution which then flows into a "pregnant pond". The solution from the pregnant pond is then pumped through carbon columns where the gold is collected on the carbon. The solution, sans the gold, is then returned to a barren pond where it is reinvigorated and re-pumped back over the heaps--thus creating a continuos closed leaching circuit.

     The collecting carbon (which is manufactured from coconut shells) has an affinity for gold similar to steel or iron attaching itself to a magnet. The carbon columns are then flushed with heated cyanide which returns the gold back into a solution and which is then pumped into electrowinning cells where the final gold product is collected on steel wool through electroplating. The gold laden steel wool, in turn, is fired in a furnace which converts the microscopic gold collected into a dore (or miners) bar. This dore bar is then sold to a refinery (such as Engelhardt) which completes the process of refining the gold into a .999 fine gold bar.

     Currently the national average cash cost for heap leach gold recovery is $220 per troy ounce. Gold is currently selling in the $380 to $390 per troy ounce range.

Competition

     Upon reorganization, the Debtor's successor will be subject to competition from a number of companies within the gold mining industry which may have greater financial resources and experienced management than the reorganized successor to the Debtor. Further, the economic success of the reorganized Debtor's successor will be subject to the fluctuations of gold prices which cannot be forecast with any degree of accuracy.

Suppliers and Materials Used

     The reorganized Debtor's successor uses various mining related supplies. It is not dependent on any one supplier for any of the various gold mining materials used.

Property, Plant and Equipment

     The Debtor currently owns no property. On August 28, 1996, pursuant to the Court's Order, the Debtor sold all of its assets for $375,000 in cash.

Employees

     The Debtor currently has no employees.

Description of Insider Transactions

     On August 28, 1996, a group of investors led by Richard Dale, former President of Warehouse Auto purchased the inventory, furniture, fixtures and equipment for $375,000 in cash. From these proceeds the D.I.P. Loan of $200,000 was repaid certain officers and directors including Richard Dale, Eugene O'Donovan, Nathan Morton and W. John Devine.

     Under the Plan, any and all outstanding options, warrants or other rights or commitments by Debtor to issue any securities or pay any benefits to any person or business entity shall be canceled and rendered null and void.

     With respect to insiders of Newgold, Scott Dockter, the President and Chairman of the Board, received 6,701,358 shares of Newgold Common Stock as consideration for services and contributions of cash and assets in the approximate sum of $500,000. Mr. Edward Mackay received 3,800,000 shares of Newgold Common Stock for capital contributions to Newgold in the approximate amount of $1,500,000.

Market for Reorganized Debtor's Stock


The Debtor's stock is currently traded on the NASDAQ Electronic Bulletin Board under the symbol WHAC. The Debtor's stock transfer agent is American Stock Transfer located at 40

Wall Street, New York, N.Y. 10005. The reorganized Debtor intends to continue market making activities under the reorganized Debtor's new name of Newgold, Inc.

Post Petition and Current Operations

     The Debtor continued to operate in the normal course of business but recognized a serious erosion of its assets and cash flow and losses over the year in which it has been under the protection of the Court. The Debtor determined that it could not continue to operate as a going concern in the auto parts business without a significant infusion of new capital. The Debtor was unable to obtain such new capital and in August 1996 sold all of its tangible assets for $375,000 in cash.

Creditor's Committee

     The Creditor's Committee was appointed on August 1, 1995. Albert Solochek of the firm of Howard, Solochek & Weber, S.C. and Stephen Mayka, Esq. of the firm of Lacy, Katzen, Ryen & Mittleman were appointed as Co-Counsel to the Committee and actively participated in the case representing the unsecured creditors.

     The Debtor has preserved its rights to investigate and pursue any claims and causes of action it may have as against third party creditors, insiders and all other persons and entities subsequent to confirmation, except for accounts receivables which were previously sold. It has designated the official Unsecured Creditors Committee as its agent to investigate and bring such claims, solely for the benefit of holders of allowed unsecured claims. Any sums collected from the prosecution of such claims shall be applied first to the cost of investigation and suit, thereafter to any fees due the court and the Office of the United States Trustee on account of such actions or proceedings and then distributed, pro rata, to unsecured creditors holding allowed unsecured claims.

     The Debtor does not believe that there are any preferences by the Debtor in significant amount which may be recovered. Virtually all the trade creditors had suspended shipments on credit substantially before the filing of the involuntary petition and, most, if not all, purchases were being made on a C.O.D. basis. Further, the Debtor knows of no voidable transfers or claims against insiders or third parties or entities which may be pursued without significant investigation and significant trial cost. Since the Debtor lacks funds to bring these actions it has assigned the same to the Creditor's Committee as its agent.

     The Committee currently has no funds with which to pursue such actions but will attempt to sell such claims or find counsel who is willing to undertake the same strictly on a contingency fee basis and who will advance all cost and disbursements including court fees and fees due the United States Trustee in order to bring such cases. In the event the Committee cannot do so or obtain alternative funding for such actions, the Committee may, without liability to any party and in the exercise of its sole discretion, abandon the same. The Committee is continued in existence until it disbands itself for the purposes of bringing these actions.

Present Assets

     All of the assets of the Debtor were sold  pursuant to a Court Order by the
U. S. Bankruptcy Court on August 28,1996 for $375,000 in cash. The Debtor currently has no assets other than $28,287.65 cash on deposit..

Description of Pending Litigation

     Debtor is not aware of any litigation against it, either threatened or pending.

     Newgold is currently involved as a plaintiff in litigation to establish its property interest in certain mining claims situated in Inyo County, California. None of the claims in the case seek to impose liability on liability or threaten its assets.

Regulatory Issues

     The Reorganized Debtor (i.e. Newgold, Inc.) is not aware of any recent or proposed legislative or regulatory changes which may have any impact on its future operations. The Reorganized Debtor will be operating in the mining industry and will be subject to regulation by the following government agencies:


     Local Government (Counties):               Special Use Permits
                                                Building Permits
                                                Air Quality Permits
                                                Landfill Permits

     Environmental Protection:                  Zero Discharge Permit

     Bureau of Land Management:                 Plan of Operations Permit

     Forest Service:                            Plan of Operations Permit

     Department of Wildlife:                    Notification

     Mine Safety and Health:                    Notification of Start Up

     State Fire Marshall:                       Fire

     Health Department:                         Septic and Water Systems

     Each regulatory agency will require at least application or consideration by each of these governmental agencies. Therefore, in the selection process each property will require an evaluation of lead time and completion of permits to start up. The Reorganized debtor will be subject to future control by these governmental agencies, which may promulgate new regulations in the future which may have an adverse effect on its mining operations.

Recent Legislative and Regulatory Changes

     The Reorganized Debtor (i.e. Newgold, Inc.) is not aware of any recent or proposed legislative or regulatory changes which may have an impact on its future operations.

Debts

     As of June 29, 1995, the Debtor had approximate unsecured scheduled debts amounting to $2,392,967. 19. During the pendency of this case, the Court approved DIP loans in the amount of $200,000. These DIP loans were repaid from proceeds of a sale of the Debtor's assets which was approved by the Court on August 28, 1996. On September 25, 1996, the Court agreed to allow the Debtor to sell Debtor Certificates pursuant to Section 364 of the Code in the maximum amount of $5,000,000. The funds will be used as fresh start capital which contemplates a change in business direction and strategy by the acquisition and/or merger of the Debtor with Newgold, Inc.

Financial Condition of the Debtor Following Confirmation

See Exhibit D attached to this Disclosure Statement.

THE ATTACHED FINANCIAL PROJECTIONS REPRESENT AN ESTIMATE OF FUTURE EVENTS THAT MAY OR MAY NOT OCCUR. IT IS PROBABLE THAT SOME OF THE ASSUMPTIONS ON WHICH THE FINANCIAL PREDICTIONS ARE BASED WILL NOT

MATERIALIZE AND THAT UNANTICIPATED EVENTS AND CIRCUMSTANCES WILL OCCUR. THEREFORE, THERE CAN BE NO ASSURANCE, NOR REPRESENTATIONS MADE, THAT THE FINANCIAL PROJECTIONS OR RELATED ASSUMPTIONS WILL CONSTITUTE AN ACCURATE
REFLECTION OF THE ACTUAL OPERATING CASH FLOW OF THE REORGANIZED OR SUCCESSOR COMPANY DURING THE PERIOD INDICATED. THE FINANCIAL PROJECTIONS SHOULD NOT BE RELIED UPON TO INDICATE THE ACTUAL RESULTS THAT WILL BE OBTAINED.

     The Debtor is not now current in its reporting to the Securities and Exchange Commission. Newgold, Inc. has agreed to compensate the accounting firm of Ciaccia & Catarisano LLP to bring the Debtors books and records current and to complete the Debtor's 10-K for the year ending January 31, 1996, as well as, the requisite 10-Q's and federal, state and local tax returns which are due or will be due up to the date of Confirmation of the Plan. Additionally, Newgold, Inc. has commissioned its independent accountants, Burnett Umphress & Kilgur, to audit and certify its books and records. It is anticipated that by the Effective Date, the Reorganized Debtor's books and records (i.e. for both the Debtor and Newgold) will be certified so as to facilitate the accounting merger of the two entities for SEC and NASDAQ purposes.


Officers and Directors of the Successor Company

     Following confirmation of the Plan of Reorganization, the following individuals will constitute the directors, executive officers and significant employees of the reorganized successor company:

  Name                             Address           Age        Position
--------------------      --------------------       ---     -------------------

Arthur Scott Dockter      5190 Neil Road, #320        40     President, CEO
                          Reno, NV. 89502                    Director

Robert W. Morris          5190 Neil Road, #320        56     CFO, Director
                          Reno, NV. 89502

Edward Mackay             5190 Neil Road, #320        43     Secretary, Director
                          Reno, NV. 89502

Michael Morrison          1025 Ridgeview Dr.          50     Director
                          Suite#400
                          Reno, NV. 89509

A Biography of each follows:

     Arthur Scott Dockter is the founder, Chairman of the Board and President of Newgold, Inc., a privately held Nevada corporation since 1993 and has supervised the development of three gold mining properties. He is also founder of Riverfront Development Corporation, a privately held corporation which is currently in the process of refurbishing a 152,000 sq. ft manufacturing facility on 71 acres near Sacramento, California. Prior to 1993, Mr. Dockter was a self-employed general engineering contractor specializing in dams, levies and mining projects.


     Robert W. Morris has been a Certified Public Accountant for 30 years with 13 years in public accounting including six years with Arthur Anderson & Co., and 17 years as a treasurer and controller for private corporations. Mr. Morris graduated from Indiana University in 1961 with a B.S. Degree in Accounting.


     Edward Mackay has been an independent real estate developer since 1980. He is a member of the Rural Builders Council of California and the Council for Rural Housing and Development. During his many years in the development field, Mr. Mackay has interfaced closely with federal, state and local governmental agencies, as well as syndicators, tax credit agencies, financial lenders, architects, engineers and others. Mr. Mackay has acquired land, developed, designed, constructed, syndicated and managed multi-family and elderly housing projects totaling more than $59,300,000; and successfully syndicated over $30,000,000 through public and private investment partnerships. He attended Stanford University at Palo Alto, California; Oregon State University at Corvallis, Oregon, and graduated from Eastern Oregon College in 1978, obtaining his Bachelor of Arts Degree in General Studies.


     Michael Morrison has been a licensed practicing attorney in Reno, Nevada for 20 years specializing in the areas of corporate, business and securities laws. Mr. Morrison is also admitted to practice in the States of California and the District of Columbia. He serves as an officer and director of several public and private corporations. He graduated from McGeorge School of Law, University of Pacific, in 1976 with a J.D. Law Degree, and from the U.S. Air Force Academy in 1968 with a B.S. Degree in Science, Engineering Management.


Stock Ownership of Officers, Directors, Key Personnel and Control Persons of the Reorganized Company After Confirmation

Name                         Position            Stock      Percentage

Arthur Scott Dockter      President, CEO       6,492,324       54%
                          Director

Edward Mackay             Secretary/Treas.     2,644,293       18%
                          Director

Michael J. Morrison       Director               12,500        less than 1%

Classification and Treatment or Claims

                        Payment of Administrative Claims
                        --------------------------------

             Payment of Secured, Unsecured and Equity Holders Claims
             -------------------------------------------------------


     Class 1 Claims consisting of allowed administrative expenses, including attorney and accountant fees of the kind specified in Code Section 507 (a) (1) approved salaries of officers, and trade payables arising after commencement of the Case and commissions owed for the sale of Debtor Certificates, shall be paid in full by the Reorganized Debtor in cash on the effective date of the Plan or in stock in the reorganized Debtor at a ratio of one (1) share of stock for each $1 owed the Creditor. The Class 1 Claimants will have the right to "Put" to Newgold, Inc. or its Assignee, the stock for 15 days from the effective date of the Plan for $1.00 in cash for each share of new stock issued.

     Class 2 Administrative claims consisting of Priority Debtor Certificate holders in the approximate amount of $5,000,000. The holders of allowed claims in Class 2 shall be paid by the Reorganized-Debtor as originally agreed and such holders shall retain their respective security interests. Class 2 claimants, at their exclusive option, shall be allowed to exchange their claims for one (1) share of Common Stock of the Reorganized Debtor for each $1 of indebtedness. The common stock being offered will be set aside in trust for Class 2 claimants who shall have ninety (90) days from the date of confirmation of the Plan of Reorganization to exercise the conversion of their debt to equity. The Reorganized Debtor shall retain the right to sell said stock , from time to time, to non claimants with the proceeds to be paid to the Class 2 Claimants who opt not to convert. Any difference realized in the sale of equity in excess of the principal sum owed Class 2 Debtor Certificate holders, plus interest thereon, shall be retained by the Reorganized Debtor for working capital. Debtor Certificate holders shall be issued promissory notes bearing interest at 10% per annum. These notes must be surrendered by Debtor Certificate holders who elect to convert their debt to equity. Those who do not choose to convert shall be paid their principal and all accrued interest two years from the anniversary of the date of confirmation of this Plan. Class 2 will not be impaired under the Plan.

     Class 3 Administrative Claims consisting of Priority Unsecured New York State Sales Tax owed of approximately $30,000, U. S. Trustee's fees, Court Fees and State of Delaware Franchise Tax Fees, owed of approximately $2,653.00 for 1995 taxes and State of Ohio Sales tax of $1,826.95 and any 941 IRS taxes owed by the Debtor. Said claims shall be paid in cash on the Effective Date of the Plan.

     Class 4 Claims consist of 327 unsecured creditors with aggregate Claims amounting to approximately $2,392,967. Class 4 Creditors shall receive one (1) share of Common Stock in the Reorganized Debtor for each $42 of debt. Approximately 56,975 shares in the aggregate shall be issued to Class 4 claimants. Class 4 will be impaired under the Plan.

     Class 5 Claims consist of approximately 321 shareholders of record holding 3,299,191 shares of common stock which represents 100% of the total outstanding and issued shares of common stock of the Debtor. There are no other equity securities issued by the Debtor other than the one class of common stock. Existing Class 5 claimants will have their interest diluted by a factor of 1:65. In other words, existing shares shall be reverse split by a factor of 65 or 65 Shares shall be reduced to one (1) share of post-petition stock in the Reorganized Debtor. Existing Equity holders will be reduced on a pro-rata basis to a total of 50,000 shares in the aggregate. However, in no event will any existing shareholder of the Debtor hold less than two (2) shares after the reverse split. Shareholders shall be obligated to surrender their shares of stock to the Reorganized Debtor's transfer agent within six months of the effective date of the Plan. Any shares not surrendered within the time period shall be canceled and the shareholder who fails to surrender his shares shall have no further rights or recourse against the Reorganized Debtor as an equity holder. As of the date of the Plan accompanying this Disclosure Statement, the book value of the Debtor's shares is $0.00. Under the proposed Plan, existing shareholders of the Debtor, after dilution, will be $0.58 per share book value. Thus, Class 5 claimants will not be impaired under the Plan.


                  Status and Resale of Securities to Be Issued
                                 Under the Plan

     Under Bankruptcy Code Section 1145, the original issuance of the successor company's Common Stock (hereinafter the "securities") under the Plan, will be exempt from the registration requirements of the Securities Act of 1933 and applicable state or local laws, rules or regulation requiring registration of securities.

     Resales of securities by a claimant or shareholder receiving the same directly under the Plan, will also be exempt. provided the claimant or shareholder is not an underwriter. Generally a claimant or shareholder is not an underwriter if he (1) has not become a claimant or debtor with a view to distribution of any securities to be received in exchange for claims under the Plan, (2) has not offered to sell the securities from others where that offer is with a view to distribution and under an agreement made in connection with the Plan, (3) has not offered to buy the securities from others where that offer is with a view to distribution and under an agreement made in connection with the Plan, and (4) is not a control person of the Debtor as that term is used in the Securities Act of 1933. The determination of whether a particular claimant or shareholder would be deemed to be an underwriter is necessarily an individual one, and any claimant or shareholder considering reselling Securities received under the Plan should consult a securities advisor to determine whether he would be considered an underwriter and, therefore, ineligible for the exemption described above.



     Section 1145 of the Bankruptcy Code does not provide the only means for reselling bankruptcy related securities, and it does not eliminate or otherwise affect the availability of any other exemption for resale under the Securities Act of 1933.

           THE FOREGOING IS INTENDED AS GENERAL INFORMATION ONLY, AND ANY PERSON DESIRING TO RESELL ANY SECURITIES RECEIVED PURSUANT TO THE PLAN IS URGED TO CONSULT A SECURITIES ADVISOR FOR THE AVAILABILITY OF ANY REGISTRATION EXEMPTION.

           THE  COMMON   STOCK  ISSUED  UNDER  THE  PLAN  ARE  NOT  NOW  READILY
TRANSFERABLE. NO REPRESENTATIONS OR WARRANTIES OF ANY KIND ARE INTENDED OR SHOULD BE INFERRED WITH RESPECT TO THE ECONOMIC RETURN WHICH MAY ACCRUE TO SHAREHOLDERS. UNDER BANKRUPTCY CODE SECTION 1145, THE ORIGINAL ISSUANCE OF THE REORGANIZED DEBTOR'S EQUITIES, OR EQUITY SECURITIES OF A SUCCESSOR TO THE DEBTOR (I.E. NEWGOLD, INC.) WILL BE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS REQUIRING REGISTRATION OF SECURITIES. ADDITIONALLY NO FEDERAL, STATE OR LOCAL TRANSFER TAX CAN BE IMPOSED ON SECURITIES ISSUED UNDER THIS PLAN.

Federal Income Tax Consequences to Creditors of the Debtor

     The tax consequences of the implementation of the Plan, to a claimant receiving reorganized or successor to the Debtors securities, will depend in part on whether the Claimant's present debt claim constitutes a "Security" for federal income tax purposes. The determination as to whether the claim of any particular claimant constitutes a "Security" for federal income tax purposes is complex, and depends on the specific facts and circumstances surrounding the original nature of the claim. Generally, claims arising out of the extension of trade credit have been held to be securities, while corporate debt obligations evidenced by written instruments with maturities, when issued, of ten years or more, have generally been held to be securities. The Debtor expresses no view with respect to whether the claims of any particular Creditor constitutes a "Security" for federal income tax purposes and urges each Creditor to consult his own tax advisor.

     A Creditor who exchanges his existing claim for the securities of the reorganized or successor Debtor may recognize income or loss in respect of consideration received on account of accrued interest attributable to his existing claim, and gain or loss on the exchange of the principal of the claim for the reorganized or successor to the Debtor's securities.

     The Bankruptcy Tax Act of 1980 reversed prior law by providing that income attributable to accrued, but unpaid interest, will be treated as ordinary income, regardless of whether the Creditor's existing claims are capital assets in his hands and the exchange is pursuant to a tax reorganization.

     THE FOREGOING IS A GENERALIZATION OF THE FEDERAL TAX CONSEQUENCES TO CREDITORS RECEIVING SECURITIES UNDER THE DEBTOR'S PLAN AND IS NOT TO BE RELIED UPON. CREDITORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX TREATMENT TO THEM OF SECURITIES ISSUED BY THE REORGANIZED COMPANY.

Alternatives to the Plan


     The Debtor believes that the Plan provides its Creditors and Equity Holders with the earliest and greatest possible value that can be realized on their claims. The alternatives to confirmation of the Plan are the submission of an alternative plan of reorganization by the Debtor or any other party in interest, or the liquidation of the Debtor's estate.

Liquidation Analysis

     The Debtor has performed an analysis to determine whether Creditors and Equity Holders will receive more under the proposed Plan than such Creditors would receive under a Chapter 7 liquidation. In Chapter 7, all post-petition administrative claims and debts, taxes, costs of liquidation and all allowed professional fees and secured creditors claims would have to be paid prior to a distribution to general unsecured creditors. Additionally, all Section 364 lenders and "Debtor Certificate" holders would have to be paid in full prior to any administrative or unsecured Creditors, as they hold a blanket lien on all assets of the Debtor pursuant to Section 364 (d) of the Bankruptcy Code.

     The Debtor believes that a Chapter 7 liquidation would yield no funds to any unsecured creditors and only partially pay Administrative creditors. By contrast, the Debtor's proposed Plan will result in Creditors and Equity Holders receiving securities in the reorganized successor to the Debtor. The Plan, therefore, provides a greater return to Creditors and Equity Holders than the return which would result from conversion of this case under Chapter 7. See Exhibit E.

Risk Factors

     The transactions contemplated by the Plan may have tax consequences upon interested parties. Nothing contained in the Plan or this Disclosure Statement should be construed as advice with respect to the income tax consequences of acceptance or rejection of the Plan. Each party should review such tax consequences with a tax advisor.

     Creditors and Equity Holders are cautioned that while there is and will be a public market for the successor to the reorganized Debtor's equity securities, the equity securities being issued under the Plan will be a "designated security " under Securities & Exchange Commission Rules. It will be a major goal of the new management of the reorganized Successor to the Debtor to seek listing on a nationally recognized exchange so as to eliminate the 'designated security" status of the equity securities being issued under the Plan. However, the Debtor makes no representations that the reorganized successor to the debtor will ever achieve listing equity securities issued on any public stock market exchange

     Claimants are further cautioned that there are no assurances regarding the performance or value of securities issued pursuant to the Plan. The future price of the securities will be subject to numerous factors, none of which can be accurately forecast since economic activity may fluctuate depending upon the general condition of the economy and future business of the reorganized successor to the Debtors.

     Claimants should also be aware that Debtor Certificate holders could require cash payments at the time of confirmation of the Plan. This is due to the fact that Note holders are administrative claimants and are therefore entitled to be paid in full in cash unless they agree otherwise. If some or all of the Debtor Certificate holders insist on taking cash rather than stock as payment it would substantially impact the projections and operations of the successor to the Debtor. The Debtor believes, based upon personal conversations that Debtor Certificate holders will exchange their administrative expense claim for stock in the successor to the reorganized Debtors. However, Debtor Certificate holders are not legally obligated to do so.

Other

Certificates of Indebtedness. Prior to the filing of the Plan of Reorganization and Disclosure Statement the Debtor moved the Bankruptcy Court to authorize it to sell $5,000,000 in Code Section 364 Certificates of Indebtedness ("Debtor Certificates"). The motion to allow the sales of the Debtor Certificates was granted on September 11, 1996 and an order signed on September 25, 1996.

Finders Fees. The Debtor has agreed to issue to David Rinker and Christina Nichols, 5.000 shares each of Common Stock in the Reorganized Debtor as a finders  fee .  They  were  instrumental  in  bringing  about  the  transactions involving the assets being acquired under the Plan of Reorganization. Additionally, the Debtor has agreed to issue 1,000 shares as a finders fee to Steve Nichols who introduced the parties to the Debtor.

Consulting. The Reorganized Debtor has agreed to pay $10,000 in cash and issue 7,500 shares of the Reorganized Debtor's Common Stock to Dan-Com, Inc, for consulting services rendered. Dan-Corn, Inc. is a firm which specializes in coordinating mergers of solvent businesses into public companies which are under protection of Chapter 11 of the Bankruptcy Code.

Change of Corporate Name, The Reorganized Debtor will change its name to Newgold, Inc. and recapitalize at 50,000,000 shares of Common Stock authorized,
 .001 par value.

Michael J. Morrison. The Debtor has agreed to issue 12,500 shares of Common Stock in the Reorganized Debtor to Michael Morrison, ESQ. as a finder's fee.

Asset Acquisition. The Reorganized Debtor will issue a total of 12,000,000 shares of its Common Stock to existing shareholders of Newgold, Inc. and thus acquire 100% of the outstanding new shares of Newgold, Inc. and, therefore, its assets described in the Disclosure Statement.

Other Corporate Matters. The Board of Directors of the Reorganized Debtor shall be authorized to take whatever actions are necessary in order to bring the Reorganized Debtor into conformance with securities laws and regulations including, but not limited to, amending the Reorganized Debtor's by-laws and Articles of Incorporation.

RESPECTFULLY SUBMITTED


   /s/  Leonard Relin
------------------------------
Leonard Relin, Attorney at Law


WAREHOUSE AUTO CENTERS, INC.
Debtor in Possession




   /s/  Nathan P. Morton
-----------------------------
Nathan P. Morton, Chairman
Board of Directors

































                                    EXHIBIT A
United States Bankruptcy Court
Eastern District of New York
In re Warehouse Auto Centers, Inc.

                     MOST RECENT "MONTHLY OPERATING REPORT"
                           SUBMITTED TO THE US TRUSTEE

Cash Flow Statement of Chapter 11 Debtor-In-Possession for the Period June 1 through June 30, 1996

Beginning cash balance (from previous report) .                       ($32,347)

Receipts

         Sales receipts, net of sales tax .....  $ 89,542

         Sales tax collected ..................     5,543
                                                 --------
                                                            $ 95,085
Disbursements

   Store operations

         Merchandise purchases ................  $ 52,917

         Payroll and related taxes ............    23,406

         Rent .................................     1,500

         Insurance ............................     8,308

         Utilities ............................     1,672

         Lease payments .......................     1,591

         Advertising ..........................       500

         Bank charges .........................     1,566

         Other ................................     1,396
                                                 ---------
   Total store operations .....................  $ 92,856

   Total store cash flow ......................             $  2,229

   Home office

         Payroll and related taxes ............  $  8,646
                                                 ---------
   Total home office ..........................  $  8,646

   Store and home office cash flow ............             ($ 6,417)

   Write-off of outstanding checks ............               27,705
                                                            ---------
   Consolidated net cash flow, less adjustments                       $ 21,288



Ending cash balance ...........................                    ** ($11,059)
                                                                      =========


**Includes deposits and checks outstanding at June 30, 1996, but excludes balance retained in the DIP Escrow Account (pursuant to the DIP Loan).

                                    EXHIBIT B

                TREATMENT OF CLASSES AND INTEREST UNDER THE PLAN

   Reconciliation of bank accounts to Warehouse Auto records at June 30, 1996


                                      Fleet        Fleet        M&T       Cash
                                    Checking    Credit Cds    Payroll   On Hand      Total
Balance per bank statement            $1,093      $1,982       $4,127    $3,000     $10,202

Deposits in transit at month end       4,725       2,401                              7,126

Checks outstanding at month end       21,741                    6,646                28,387

Balance per Warehouse Auto records  ($15,923)      $4,383     ($2,519)   $3,000     ($11,059)

                                    EXHIBIT C

                CASH FLOW PROJECTIONS FOR THE REORGANIZED DEBTOR
                                 FOR THE PERIOD
                      JANUARY 1, 1997 THROUGH DECEMBER 2003



WAREHOUSE AUTO CENTERS, INC.



COMMON STOCK DISTRIBUTION UNDER PLAN OF REORGANIZATION



                                    Number of Shares of           Percent
Description of Class                Stock to be Distributed

Class 1 - Administrative                    250,000                1,436%

Class 2 - Debtor Certificates             5,000,000               28.756%

Class 3 - Priority Tax Claims                     0                0.000%

Class 4 - Unsecured Creditors                56,975                0.328%

Class 5 - Equity Holders                     50,000                0.288%

Newgold Acquisition                      12,000,000               69.013%

Holders                                      23,500                0.135%

Consulting                                    7,500                0.043%
                                          ---------              --------

Total                                    17,387,975              100.000%

                                    EXHIBIT D

               PRO FORMA BALANCE SHEET ASSUMING PLAN CONFIRMATION

                                  NEWGOLD, INC.
                           PRO FORMA INCOME STATEMENT
                          FOR YEARS ENDING DECEMBER 31,


                             Note            1997         1998         1999         2000         2001
Production                                      60          117          117          117          117
Gold ounces (000's)

Gross Revenue (000's)          1           $23.400      $45,630      $45,630      $45,630      $45,630
Smelter charges                2               234          456          456          456          456
NSR royalties                  3               390          761          761          761          761
                                           --------     --------     --------     --------     --------
Net revenue                                 22,776       44,413       44,413       44,413       44,413

Mining costs                   4            13,200       25,740       25,740       25,740       25,740

Gross profit                                 9,576       18,673       18,673       18,673       18,673

Administrative costs           5             2,640        5,148        5,148        5,148        5,148

Income before taxes                          6,936       13,525       13,525       13,525       13,525

Income taxes                   6             2,771        5,407        5,407        5,407        5,407

Net income                                  $4,164       $8,118       $8,118       $8,118       $8,118
                                           ========     ========     ========     ========     ========

Income per share               7             $0.24        $0.48        $0.48        $0.48        $0.48
                                           ========     ========     ========     ========     ========

      Notes:
       1 Assumes production ounces sold at an average $390 per ounce. 2 Assumes smelter processing charges at 1% of market value.
       3  Assumes 2.5% NSR royalty payable on 2/3 of production.
       4  Assumes mining cost of $220 per ounce of production.
       5 Assumes administrative costs budgeted at 20% of mining costs. 6 Assumes combined federal and state tax rate of 40% on income over $335,000 plus $131,000. See Note 7 of pro forma 12/31/96 balance sheet, loss carry forwards not applied to 1997-2001.
       7  Assumes 17,000,000 shares outstanding for pro forma period.

                                    EXHIBIT D
                                  NEWGOLD, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 1996

ASSETS                                                 Notes
CURRENT ASSETS
   Cash                                                                              350,000
   Cash investments                                                                4,409,438

         Total Current Assets                            7                         4,759,438

OTHER ASSETS
   Reclamation bonds posted                                                          600,000

INVESTMENTS
   Cerro Gordo property                                  1          200,000
   Golden Asset mine                                                622,945
   Relief Canyon Ltd.                                    2        1,500,000
   Washington Gulch mine                                          3,000,000        5,322,942
                                                                  ---------        ---------

                      Total Assets                                                10,682,380

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

   Accounts payable                                      3                           700,000
   Accrued payroll                                       4                            22,075
                                                                                    -------
                      Total Current Liabilities                                      722,075

SHAREHOLDERS' EQUITY

   Common Stock - Authorized, 50,000,000 shares
         Issued and outstanding, 17,000,000 shares       6                         9,400,305
   Plus retained earnings                                5                           560,000
                                                                                   ---------
                      Total Shareholders' Equity                                   9,960.305

                                                                                  10,682,380
                                                                                  ==========
                           See notes next page

                                    EXHIBIT D

                                  NEWGOLD, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 1996


Notes

  1 Purchase of Cerro Gordo property renegotiated to $100,000 cash plus 100,000 shares of stock.
  2  Drill program capitalized
  3  Thirty days operating costs
  4  One week payroll
  5  Does not reflect  accumulated deficits of Warehouse Auto Parts which may be
     available  as  loss  carry  forwards against future income.   Therefore, no
     income tax provision made for 1996 only.
  6  Reconciliation of common stock capital
     Common Stock issued 6/30/96                             3,687,805
     Subscription capital received                           5,000,000
     Shares issued for Cerro Gordo property                    100,000
     Capital from private placement in September               600,000
     Shares issued to holder of paid in capital                 12,500
                                                               -------
                                                             9,400,305
  7  Cash Reconciliation
     Subscription                                            5.000,000
     Private placement                                         600,000
     Balance from Casmyn                                       623,000
                                                             ---------
               Total investment cash                         6,223,000
     Net income from 5,000 ounces at $112 per ounce            560,000
     Less liabilities paid and amounts capitalized          (2,023,562)
     Cash on hand 12/31/96                                   4,759,438

                                    EXHIBIT E

                              LIQUIDATION ANALYSIS



Warehouse Auto Centers, Inc                                           Exhibit E

                                        LIQUIDATION       ANALYSIS
ASSETS                                 BALANCE SHEET     ADJUSTMENTS      LIQUIDATED VALUE
CASH(1)                                      $20,000                               $20,000
RECEIVABLES                                       $0                                    $0
OTHER ASSETS                                      $0             $0                     $0
                                              ------         ------                 ------
     TOTAL                                   $20,000             $0                $20,000

LIABILITIES

POST PETITION

COST OF AUCTION                                   $0

ACCOUNTS PAYABLE                                  $0

ADMINISTRATIVE EXPENSES                     $250,000                              $250,000

REPAY DEBTOR CERTIFICATES                         $0                                    $0

INTEREST ON DEBTOR CERTIFICATES                   $0                                    $0

SECURED DEBT                                      $0             $0                     $0
                                              ------         ------                 ------

     TOTAL                                                                        $250,000

NET VALUE FOR PRE-PETITION DEBT                                                 ($230,000)

PRE-PETITION DEBT                         $2,437,759                          ($2,437,759)

AVAILABLE FOR DISTRIBUTION                                                              $0

Notes

(1)  Includes remaining case in escrow
     from sale of assets per Court Order of
     August 28, 1996

                                    EXHIBIT F

          MERGER/ACQUISITION AGREEMENT BETWEEN NEWGOLD, INC. AND DEBTOR


                                                       Not Included

                                    EXHIBIT G
                   SUMMARY OF ENGINEERING REPORT & INDEPENDENT
                  EVALUATIONS OF NEWGOLD, INC.'S GOLD RESERVES
              (Copies of Reports which are too voluminous have been
                filed with the Clerk of the U.S. Bankruptcy Court
                           where they can be reviewed)

         Proving up gold mining properties consists of a number of steps which are performed by professional geologists. The following steps are required to be taken to verify gold reserves:

                  1) Geological mapping of the mining claims to determine favorable rocks for hosting the gold deposits.

                  2) Rock chip samples are collected by geologists, and then analyzed to determine gold and silver content.

                  3) Geophysical surveys may also be performed to assist with determining the extent of gold mineralization. Electrical, magnetic and density properties of rocks are determined in these surveys.

                  4) Data from all initial phases are analyzed by the geologists and targets are selected for testing and definition of potentially mineralized areas.

                  5)  Drill  rigs,  either  core or  percussion,  are  deployed.
                  Samples of the drilled rock materials are collected systematically from the drilled holes, and sent to laboratories for analyses of gold, silver and other elements.

                  6) Mining engineers and geologists study the resultant data, applying economic constraints to determine the profitability of the mining operation. A mine plan is designed, based on the limits of profitable operation defined ("orebodies").

                  7) Permits are obtained from Federal, State and local agencies once the profitable operating parameters are identified. Bonds are posted with the pertinent agencies upon approval of the permits.

                  8) Mining commences on the identified orebodies.

         Terminology for defining the types of gold ore reserves are as follows:

                  1) Proved Ore Reserves: stated in terms of minable tons or volumes and accompanying grades in which the corresponding economic gold mineralization has been defined with strong degree of assurance in three dimensions by excavation or drilling.

                  2) Probable Ore Reserves: sampled by drill holes, excavations and/or underground openings at locations too widely spaced to ensure continuity but close enough to give a reasonable indication of continuity and where geoscientific data are known with a reasonable level of reliability.

                  3) Inferred Mineral Resources: inferred from drill holes, underground excavations, or other geoscientific evidence where the lack of data is such than continuity cannot be predicted with confidence and where geoscientific data may not be known with strong degree of certainty.

       Newgold, Inc. has four mining properties. Its Relief Canyon Mine is located in Pershing County, Nevada and is in reactivational status of former operations. Newgold, Inc. purchased the mine on January 10, 1995. Newgold has spent the past ten months permitting the project and is currently extending heap leaching pads for newly discovered ore. The Relief Canyon Mine is scheduled to recommence operations and gold productions in October, 1996.

       An evaluation of the project was performed by the engineering firm of Watts, Griffis and McOust, and an initial positive feasibility report was issued on February 28, 1996. The Report delineates 310,000 oz gold contained in 13.5 million tons of ore in proven reserve category, with additional reserves established in the probable and inferred category. These latter reserves will be augmented and upgraded to proven reserve category following the supplemental Fall 1996 drilling program.

                                    EXHIBIT H

                        UNAUDITED FINANCIAL STATEMENTS OF
                                  NEWGOLD, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1995

ASSETS

CURRENT ASSETS

         Cash                                                              $909

         Note receivable                                                 38,074

         Due from officer                                                26,939

         Prepaid expenses                                                 2,150
                                                                        -------
                          Total Current Assets                           68,072



INVESTMENTS

         Golden Asset mine                                602,942

         Relief Canyon mine                             1,216,071     1,819,013
                                                        ---------

                              TOTAL ASSETS                           $1,887,085
                                                                     ==========



LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES

         Accounts payable                                              $209,277

         Accrued payroll                                                  5,656

         Payroll taxes payable                                           49,529

         Payable to affiliated companies                                307,935

         Notes payable to individuals                                 1,189,305

         Notes payable-Investments                                      456,407
                                                                     ----------

                        Total Current Liabilities                     2,218,109



SHAREHOLDERS' EQUITY (DEFICIT)

         Common Stock - Authorized, 1,000 shares                          1,000

                     Issued and outstanding, 100 shares
                                                                     ----------

         Less accumulated deficit                                     ($332,024)
                                                                     ----------

                          Shareholders' Deficit                        (331,024)
                                                                     ----------

                           TOTAL LIABILITIES AND
                                    SHAREHOLDERS' DEFICIT            $1,887,085
                                                                     ==========


                                             See Notes to Financial Statements

                                    EXHIBIT H

                                  NEWGOLD, INC.
                    STATEMENT OF LOSS AND ACCUMULATED DEFICIT
                     FOR SIX MONTHS ENDING DECEMBER 31, 1995

INCOME

         Sales of gold and silver                                       $40,773



EXPENSES

         Assay and refining expenses                                      2,000

         Accounting fees                                                  4,655

         Vehicle expenses                                                   723

         Bank service charges                                             2,578

         Vendor service charges                                           9,049

         Dues and subscriptions                                              53

         Interest expense                                                15,419

         Legal and professional                                           3,343

         Licenses and permits                                             4,727

         Travel                                                           3,014

         Meals and entertainment                                            494

         Office supplies                                                  2,270

         Postage                                                            645

         Printing                                                           212

         Outside services                                                 5,368

         ADP fees                                                           662

         Laboratory fees                                                    818

         Miscellaneous                                                      850

         Equipment rental                                                 1,605

         Equipment fuel and oil                                           1,545

         Repairs and maintenance                                            572

         Supplies                                                         5,168

         Wages                                                           35,255

         Payroll taxes                                                    4,215

Exhibit H (cont'd.)







         Telephone                                                        3,447

         Engineering fees                                                 6,500
                                                                      ----------

                                        Total Expenses                  115,187

                                           NET LOSS                     (74,415)

Accumulated Deficit - December 31, 1994                                (257,609)
                                                                      ----------

Accumulated Deficit - December 31, 1995                               ($332,024)
                                                                      ----------

                        See Notes to Financial Statements

                                    EXHIBIT H

                                  NEWGOLD, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDING DECEMBER 31, 1995


Cash Flows from Operating Activities

         Net Income (Loss)                                             ($74,415)

         Adjustments to reconcile Net Loss to

            Net Cash Used by Operating Activities

                  (Increase) in Note receivable                         (38,074)

                  Decrease in Due from officer                           20,871

                  (Increase) in Prepaid expenses                         (2,150)

                  Increase in Accounts payable                           97,642

                  Increase in Accrued payroll                             5,656

                  Increase in Payroll taxes payable                      48,615

                  Increase in payable to affiliated companies           234,077
                                                                      ----------

                                       Total adjustments                366,637
                                                                      ----------

                  Net cash provided by Operating Activities             292,222

Cash Flows from Investing Activities

         Net Cash Payments on purchase of Relief Canyon              (1,112,306)

Cash Flows from Financing Activities

         Cash borrowings from individuals                               866,805

         Payments on Notes Payable for Golden Asset                     (52,500)
                                                                      ----------

                  Net Cash Provided by Financing Activities             814,305
                                                                      ----------

Net Increase (Decrease) in Cash                                          (5,779)

Cash at Beginning of the Year                                             6,688
                                                                      ----------

Cash at End of Year                                                        $909
                                                                      ==========


                        See Notes to Financial Statements

                                  NEWGOLD, INC.
                          Notes to Financial Statements
                      For The Year Ending December 31, 1995


Note 1 -          Summary of Significant Accounting Policies
                  ------------------------------------------

                  Business Activity - Newgold, Inc. (the Company) was incorporated in the State of Nevada on September 1, 1993 and began operations on May 16, 1994. The Company is engaged in the acquisition of inactive mining properties that have potential to be reopened as productive gold mines. The Company uses drill data of others to determine areas of proven reserves and engages engineers and geologists to review geological formations to define target areas to implement drill programs that will establish additional areas for mining gold and silver bearing ore.

                  Income and Expense Recognition - The Company uses the accrual method of accounting where income is recognized when earned and expenses are recorded as they are incurred.

                  As Relief Canyon property and equipment had not been placed into service as of the balance sheet date, all expenditures exceeding gold revenues from clear water tests of the equipment, have been capitalized.

                  Investments - Investments are stated at cost and represent the leasehold cost of mineral rights and costs incurred for equipment and its refurbishment. Maintenance and repairs to equipment in production are charged to expense as incurred.

                  Income Taxes - The Company has filed to be treated as a partnership under Subchapter S of the Internal Revenue Code; therefore, no income tax provision has been made in the financial statements.

Note 2 -          Related Party Transactions
                  --------------------------

                  At December 31, 1995, the Company is 100% owned by Arthur Scott Dockter.

                  In lieu of wages, the shareholder has been paid advances by the Company. There is an account receivable from Mr. Dockter of $26,939 as of December 31, 1995.

                  A former officer and shareholder sold his 30% interest in the Company to Mr. Dockter as of June 30, 1995. There is a note receivable from the former shareholder for $38,074 for repayment of advances paid to him in lieu of salary. The note bears interest at 12% per annum.

                  The Company has an account payable of $307,935 to Riverfront Development Corporation, an affiliated company. Of this balance at December 31, 1995 $250,000 represents used material and equipment sold to Relief Canyon to refurbish the mine's processing building and equipment. The remainder represents cash advances and expenses paid by Riverfront Development for the benefit of the Company.

Note 3 -          Notes Payable - Individuals
                  ---------------------------

                  The Company has borrowed funds from 19 individuals under Investor's Agreements which promises repayment of the principle plus net profit percentage interest (NPI) in the net income of each mine. The total borrowed from individuals for the Golden Asset mine is $382,500 and the lenders have been granted a total NPI of 46% of net income generated by this mine. The total borrowed from individuals for the Relief Canyon mine is $806,805 and they have been granted a total NPI of 59.5% in the net income generated by this mine.

Note 4 -          Notes Payable - Investments
                  ---------------------------

                  In the acquisition of the Golden Asset mine, the Company assumed total debt of $572,642. Alta Gold Corporation sold its interests to the Company for $322,642. The Company paid a deposit of $200,000 and has made two of the $10,000 monthly payments through March 1995. The balance payable at December 31, 1995 was $102,642. The Company agreed to pay $250,000 to Christiansen Company for earthwork at the mine prior to purchase by the Company. Christiansen has agreed to delay payment of this debt until the Company has the mine in full operation.

                  The processing building, leach ponds and mineral rights of Relief Canyon mine were acquired from Welsh & Associates for the sum of $500,000. The contract required a down payment of $100,000 and twelve monthly payments of $35,166 including interest at 10%. The balance due of $103,765 at December 31, 1995 represents the last three monthly principal payments.

Note 5 -          Operating Rents
                  ---------------

                  The mineral rights lease for Golden Asset mine requires future annual minimum lease payments to the landowner of $10,000 in lieu of 2.5% royalty on Net Smelter Return for gold purchased by a smelter.

                  A mineral rights lease for Relief Canyon mine requires future annual minimum lease payments of $13,125 to Santa Fe Pacific Gold Corporation for 800 acres of land and $12,500 minimum royalty in lieu of 2.5% royalty on Net Smelter Return for gold purchased by smelter. There are 39 unpatented claims on land owned by the Federal government. These claims require a minimum annual rent of $3,900 payable to the Bureau of Land Management to remain active as claims of the Company.

Note 6 -          Contingencies
                  -------------

                  Payroll Taxes - Payroll taxes payable of $49,529 represent delinquent amounts. Payments have been made subsequent to the balance sheet date. However, there will be additional interest and penalties. At this time, the Company is unable to estimate the additional amounts due.

                  Liens - A vendor who did earthwork for the Company at Golden Asset has filed a lien against the property for $95,534. At this time, the Company is unable to estimate when the vendor will be paid.

                                    EXHIBIT I

                                  NEWGOLD, INC.
                                  BALANCE SHEET
                                  JUNE 30, 1996

ASSETS

CURRENT ASSETS

         Cash                                                           $24,273

         Due from officer - Note 2                                       56,969

         Prepaid expenses                                                16,573
                                                                     -----------

                          Total Current Assets                           97,815



INVESTMENTS

         Cerro Gordo property - Note 7                  611,000

         Golden Asset mine                              622,942

         Relief Canyon Ltd - Notes 2 and 8            1,398,000

         Washington Gulch mine                        3,000,000       5,631,942
                                                     -----------

                              TOTAL ASSETS                           $5,729,757
                                                                     ===========



LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

         Accounts payable                                              $215,159

         Accrued payroll due officer - Note 2                            83,259

         Payroll taxes payable - Note 6                                  42,605

         Payable to affiliated companies - Note 2                       622,397

         Notes payable to individuals - Note 3                          517,500

         Notes payable-Investments-Current - Note 4                     422,642
                                                                     -----------

                        Total Current Liabilities                     1,923,562



LONG TERM LIABILITIES

         Notes payable-Investments - Note 4                             500,000
                                                                     -----------

                            Total Liabilities                         2,423,562



SHAREHOLDERS' EQUITY

         Common Stock - Authorized, 50,000,000 shares                 3,687,805

         Issued and outstanding, 11,440,958 shares

         Additional paid-in capital                                      12,500

         Less accumulated deficit                                     ($394,110)
                                                                     -----------

                       Total Shareholders' Equity                     3,306,195
                                                                     -----------

                           TOTAL LIABILITIES AND
                                    SHAREHOLDERS' EQUITY             $5,729,757
                                                                     ===========


                        See Notes to Financial Statements

                                  NEWGOLD, INC.
                    STATEMENT OF LOSS AND ACCUMULATED DEFICIT
                       FOR SIX MONTHS ENDING JUNE 30, 1996


INCOME

         Option income                                                 $100,000



EXPENSES

         Vehicle expenses                                                 1,073

         Fees and service charges                                           577

         Premium to redeem notes to individuals                          27,500

         Insurance                                                        1,992

         Legal and professional                                          14,488

         State fees                                                      10,285

         Travel and entertainment                                         5,465

         Office supplies and postage                                        935

         Outside services                                                 1,050

         Rent                                                            10,000

         Equipment rental                                                23,925

         Computer expense                                                 1,550

         Supplies                                                         1,720

         Wages                                                           37,253

         Payroll taxes                                                    3,790

         Telephone                                                          448

         Note receivable write off                                       19,037
                                                                     -----------

                                        Total Expenses                  161,087
                                                                     -----------

                                           NET LOSS                     (61,087)

Accumulated Deficit - December 31, 1995                                (333,023)
                                                                     -----------

Accumulated Deficit - June 30, 1996                                   ($394,110)
                                                                     ===========


                        See Notes to Financial Statements

                                  NEWGOLD, INC.
                             STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDING JUNE 30, 1996


Cash Flows from Operating Activities

         Net Income (Loss)                                             ($61,087)

         Adjustments to reconcile Net Loss to
           Net Cash used by Operating Activities

                  Decrease in Note receivable                            38,074

                  (Increase) in Due from officer                        (31,030)

                  (Increase) in Prepaid expenses                        (14,423)

                  Increase in Accounts payable                            5,882

                  Increase in Accrued payroll                            77,603

                  (Decrease) in Payroll taxes payable                    (6,925)

                  Increase in Notes payable to individuals               27,500

                  Increase in payable to affiliated companies           314,462
                                                                     -----------

                                       Total adjustments                411,143
                                                                     -----------

                  Net cash provided by Operating Activities             350,056

Cash Flows from Investing Activities

         Cash Payments to purchase Cerro Gordo property                 (21,000)

         Cash Payments on Golden Asset mine                             (20,000)

         Cash Payments on Relief Canyon mine                           (181,929)
                                                                     -----------

                  Net Cash Payments on Investment Activities           (222,929)

Cash Flows from Financing Activities

         Net cash payments on Investment Notes Payable                 (103,765)
                                                                     -----------

Net Increase (Decrease) in Cash                                          23,362

Cash at Beginning of the Period                                             911
                                                                     -----------

Cash at End of Period                                                   $24,273
                                                                     ===========


                        See Notes to Financial Statements

                                  NEWGOLD, INC.
                          Notes to Financial Statements
                       For Six Months Ending June 30, 1996

Note 1 -          Summary of Significant Accounting Policies
                  ------------------------------------------

                  Business Activity - Newgold, Inc. (the Company) was incorporated in the State of Nevada on September 1, 1993 and began operations on May 16, 1994. The Company is engaged in the acquisition of inactive mining properties that have potential to be reopened as productive gold mines. The Company uses drill data of others to determine areas of proven reserves and engages engineers and geologists to review geological formations to define target areas to implement drill programs to establish additional gold and silver bearing ore areas.

                  Income and Expense Recognition - the Company uses the accrual method of accounting where income is recognized when earned and expenses are recorded as they are incurred.

                  Investments - Investments are stated at cost and represent the leasehold cost of mineral rights, expenditures for equipment or refurbishment and reclamation bonds posted. Maintenance and repairs to equipment in production are charged to expense as incurred.

Note 2 -          Related Party Transactions
                  --------------------------

                  In lieu of wages through May 31, 1996, Scott Dockter, President, was paid advances by the Company. There is an account receivable from Mr. Dockter of $56,969 as of June 30, 1996. The account receivable will be offset against $83,259 in accrued salary when paid.

                  The Relief Canyon mine was transferred at a cost of $1,398,000 to a Limited Liability Company on April 26, 1996 in exchange for 50% ownership of Relief Canyon, Ltd. Casmyn Corp. owns the other 50% of the LLC in exchange for $775,000 in cash and a commitment to pay an additional $623,000 after Relief Canyon Ltd. posts a reclamation bond with the U.S. Bureau of Land Management. In a Subsequent Event (Note 8), the Company acquired the interests of Casmyn Corp. in the Relief Canyon mine.

                  The Company has an account payable of $287,901 to Riverfront Development Corporation, an affiliated company. Of this balance $250,000 represents used material and equipment sold to Relief Canyon in 1995 to refurbish the mine's processing building and equipment. The remainder is accumulated cash advances by Riverfront Development Corp. The Company has account payable to Relief Canyon Ltd. of $334,496 at June 30, 1996.

Note 3 -          Notes Payable - Individuals
                  ---------------------------

                  The Company had borrowed $1,189,305 from 19 individuals under Investor's Agreements. The Investor's Agreements have been replaced by a Common Stock issue and other notes payable to three individuals.

                  One individual received stock for a portion of his loan and was given a note payable for $215,000. The note is due September 30, 1996 and bears interest at 8% per annum. Two individuals owed $275,000 chose not to exchange their notes payable for shares of stock. They are to be paid 110% of the amount loaned within 90 days. The note redemption premium of $27,500 has been accrued in notes payable and has been charged to expense.

Note 4 -          Notes Payable - Investments
                  ---------------------------

                  In the acquisition of the Golden Asset mine, the Company assumed total debt of $572,642 Alta Gold Corporation sold its interests to the Company for $322,642. The Company paid a deposit of $200,000 and has made two of the $10,000 monthly payments through March 1995. The balance payable at June 30, 1996 was $102,642. The Company agreed to pay $250,000 to Christiansen Company for earthwork at the mine prior to purchase by the Company. Christiansen has agreed to delay payment of this debt until the Company has the mine in full operation.

                  The Cerro Gordo property was acquired from the owner on May 24, 1996 for $600,000. Another $16,000 was paid to geologists and attorneys for work relating to the property. The property was purchased with a $10,000 option payment, $90,000 payable within one year and lump sum payments of $250,000 each in 1998 and 1999.

Note 5 -          Operating Rents
                  ---------------

                  The mineral rights lease for Golden Asset mine requires future annual minimum lease payments to the landowner of $10,000 in lieu of 2.5% royalty on Net Smelter Return for gold purchased by a smelter.

                  A mineral rights lease for Relief Canyon mine requires future annual minimum lease payments of $13,125 to Santa Fe Pacific Gold Corporation for 800 acres of land and $12,500 minimum royalty in lieu of 2.5% royalty on Net Smelter Return for gold purchased by smelter. There are 39 unpatented claims on land owned by the Federal government. These claims require a minimum annual rent of $3,900 payable to the Bureau of Land Management to remain active as claims of the Company.

Note 6 -          Contingencies
                  -------------

                  Payroll Taxes - Payroll taxes payable of $42,605 represent delinquent amounts. There will be additional interest and penalties. At this time, the Company is unable to estimate the additional amounts due.

                  Liens - A vendor who did earthwork for the Company at Golden Asset has filed a lien against the property for $95,534. At this time, the Company is unable to estimate when the vendor will be paid.

Note 7 -          Litigation
                  ----------

                  The former owner of the Cerro Gordo property had executed a one year minerals lease in 1995 with another organization. As the lessee did not make the required monthly lease payments, the former owner advised the lessee that the lease had been terminated. The lessee has refused to give up the lease rights and the former owner has filed suit to terminate the lease. It is the opinion of counsel that the former owner will prevail.

Note 8 -          Subsequent Events
                  -----------------

                  The Company has leased patented claims (personally owned) in the Cerro Gordo area and unpatented claims of the Mission mine in southern California. The gold reserves in these two properties more than equate to the reserves of the Cerro Gordo Unpatented Property (See Note 7).

                  Casmyn Corp. has agreed to sell its interests in Relief Canyon Ltd. to the Company for $900,000 plus one million shares of restricted Newgold, Inc. stock. Casmyn Corp. purchased its interests in Relief Canyon Ltd. for $775,000 in cash plus a note for $623,000 which is canceled under the repurchase agreement (See Note 2).

                                    EXHIBIT I
                                CLOSING STATEMENT
                   ASSET SALE OF WAREHOUSE AUTO CENTERS, INC.
                     August 29, 1996 - BK Case No. 95-21279


Purchase Price of Assets                                            $375,000.00

PAYOFFS

1.    Quality Automotive Company                                      23,209.00

2.    Standard Electronics, Inc.                                         320.16

3.    General Automotive Specialty Corp.                              11,500.13

4.    Interstate Tire Company                                         15,675.13

5.    Michelin Tire Corp.                                              6,412.00

6.    Crown Tire                                                       5,000.00

7.    Yokohama Tire                                                    7,210.00

8.    Gianniny Associates - Rent                                      77,199.21

9.    Nathan Morton - Dip Lender                  60,000.00

10.   Richard Dale - Dip Lender                   25,000.00

11.   John Devine - Dip Lender                    90,000.00

12.   Eugene O'Donovan - Dip Lender               25,000.00          200,000.00
                                                                   -------------

TOTAL PAYOFFS                                                       $346,525.63

EXPENSES PAID

1.    Record UCC-3's with Monroe                                    $     52.00
      County Clerk

2.    Record UCC-3's with Department                                $     56.00
      of State

3.    Advanced Quickprinting for copies                             $     63.72

4.    U.S. Postmaster for Postage                                   $     15.00
                                                                   -------------

TOTAL EXPENSES                                                      $    186.72

Purchase Price                                  $375,000.00

Less Payoffs                                     346,525.63

Less Expenses                                        186.72
                                                ------------
BALANCE IN ESCROW ACCOUNT                       $ 28,287.65
                                                ============

Leonard Relin
1 East Main Street
Rochester, New York 14614
(716) 454 4336
Attorney for Debtor





                     UNITED STATES BANKRUPTCY COURT FOR THE
                          WESTERN DISTRICT OF NEW YORK

In re                                       )                Case No. 95.21279
                                            )
  WAREHOUSE AUTO CENTERS, INC.              )    Debtor's Plan of Reorganization
                                            )    -------------------------------
                                            )
                                            )        Chapter 11
                                            )
                                            )        Date: November 21, 1996
          Debtor                            )        Time: 10:30 A.M.
                                            )
--------------------------------------------

                                TABLE OF CONTENTS
                                       TO
                         DEBTOR'S PLAN OF REORGANIZATION

         Article I

         Definitions and Interpretations                              Page 3

         Article II

         Classification of Administrative Expenses
          and Priority Unsecured Tax Claims                           Page 8


         Article III
         Classification of Claims                                     Page 8

         Article IV

         Classes of Claims or interests Not Impaired Under the Plan   Page 9

         Article V

         Classes of Claims or Interest Impaired Under the Plan        Page 10

         Article VI

         Title to Property;  Discharge of Claims                      Page 10
         Title to Property to be brought into the Estate              Page 11
         Retention of Claims Page 11 Notices                          Page 11
         Record Dates for Determining Holders of Claims and Interest  Page 11
         Jurisdiction                                                 Page 11

          Article VII

         Means of Execution and Implementation of the Plan            Page 13

         Article VIII

         The Effective Date of the Plan                               Page 13

         Article IX

         Cram Down Provisions                                         Page 14

         Article X

         Modification of the Plan                                     Page 14

         Article XI

         Compliance with Section 1 123(a)(6)                          Page 14

         Article XII

         Abandonment of Certain Claims                                Page 14

         Article XIII

         Voting                                                       Page 16

         Article XIV

         Miscellaneous                                                Page 16

         Article XV

         Other                                                        Page 18

         Signature Page                                               Page 19

                     UNITED STATES BANKRUPTCY COURT FOR THE

                          WESTERN DISTRICT OF NEW YORK


In re                              )    Case  No.  95.21279
                                   )
WAREHOUSE AUTO CENTERS, INC.       )    Debtor's Plan of Reorganization
                                   )    -------------------------------
                                   )
                                   )    Chapter 11
                                   )    Date:
     Debtor                        )    Time:
-----------------------------------)


                         Debtor's Plan of Reorganization


     The  above  referenced   Debtor  hereby  proposes  the  following  Plan  of
Reorganization ("Plan") pursuant to the provisions of Chapter 11 of the United States Bankruptcy Code.


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATIONS

1. For purposes of the Plan, the following terms shall have the respective meanings hereinafter set forth (such meanings to be equally applicable to both the singular and plural forms of such tern's defined). A term used in the Plan and not defined herein but that is defined in the Bankruptcy Code has the meaning set forth in the Bankruptcy Code.

     a "Administrative Expenses or Claim" shall mean any Allowed Claim which is a cost or expense of administration in connection with this Chapter 11 case having priority in accordance with Section 503(b), Section 330 and/or Section 507(a)(l) of the Bankruptcy Code, including but not limited to any actual and necessary expenses of operating or liquidating the business of the Debtor-in-Possession, and all allowances of compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Rules, including Post-Confirmation Expenses.


     b. "Allowed Claim" shall mean a scheduled non-disputed Claim that has been timely filed with the Clerk of the Bankruptcy Court by the Holder of the Claim within the applicable period of limitation fixed by Bankruptcy Court order, as to which Claim no written objection to the allowance thereof has been interposed within the period of time fixed by the Bankruptcy Court, or as to which Claim an objection to the Claim has been resolved by the Bankruptcy Court

     c. "Allowed Secured Claim" shall mean an Allowed Claim secured by a lien, security interest or other charge against or interest in property in which the Debtor has an interest, or which is subject to setoff under Section 553 of the Code, to the extent of the value, determined in accordance with Section 506(a) and (b) of the Code, of the interest of the Holder of such Allowed Claim in the Debtor's interest in such property, or to the extent of the amount subject to such setoff, as the case may be, and reduced by such further amount or amounts, if any, as may be determined by the Bankruptcy Court after notice and a hearing to be reasonable and necessary costs and expenses of preserving and disposing of such asset(s) pursuant to Section 506(c) of the Bankruptcy Code.

     d. "Claim" shall mean any claim as defined by Section 101(4) of the Code and any other debt or obligation of whatever character of the Debtor through Bar Date.

     e. "Plan Payments" shall mean the payments made by the Debtor pursuant to the Reorganization Plan.

     f. "Claimant" shall mean any holder of a claim against the Debtor that arose on or before the petition date or a Claim against the Debtor's estate of a kind specified in Section 502(g), (h)or (i) of the Bankruptcy Code.

     g. "Class" shall mean a category of Claims or interests, the holders of which hold substantially similar Claims or interests.

     h. "Code" shall mean Title I of Public Law No. 95-598, as codified in Title 11 of the United States Code and any amendments thereto.

     i. "Confirmation Date" shall mean the date upon which the Confirmation Order is entered by the Court and becomes a Final Order.

     J. "Confirmation Order" shall mean the order entered by the Bankruptcy Court confirming the Plan.

     k. "Consummation Date" shall mean the date one business day after the Debtor's Plan has been fully completed and all claims disposed of in accordance with the terms of the Plan.


     l. "Court" shall mean the United States Bankruptcy Court for the Western District of New York in which the Debtor's Chapter 11 case, pursuant to which the Plan is proposed, is pending including any Bankruptcy Judge thereof, and any Court having competent jurisdiction to review Orders of, or to hear appeals from said Bankruptcy Court and Judge(s) thereof. "Court" shall also mean, to the extent any proceedings have been referred to the above Bankruptcy Court by the United States District Court for the Western District of New York, to that District Court.

     2. "Creditors Committee" shall mean the official committee of unsecured creditors of the Debtor appointed by the Court pursuant to Section 1102 of the Bankruptcy Code, as constituted from time to time.

     a. "Creditor's Rights" shall mean all claims, suits, dam ages, actions, causes of action, allowances and claims in equity possessed by the Debtor and whether direct or indirect, absolute or contingent, liquidated or unliquidated, whether arising prior to or subsequent to the filing of the petition and entry of the Order for Relief which could be enforced by the Debtor in possession including but not limited to, all claims under 11 USC sections 510, 544, 547, 548, 549 & 550 and all like states statutes, including, but not limited to,
Article 10 of the New York Debtor and Creditor Law except accounts receivables which have previously been sold.

     b. "Debtor" and "Debtor-in-Possession" shall mean Warehouse Auto Centers, Inc. or any successor Corporation or entity of Warehouse Auto Centers, Inc.

     c. "Debtor's Assets" shall mean all the property, rights, claims and interests of the Debtor and/or Debtor-in- Possession, real or personal, tangible or intangible, and the proceeds thereof.

     d. "Disputed Claim" shall mean a Claim to which written objection to the allowance or classification thereof, in whole or part, has been timely filed by any party in interest and as to which no Final Order or Judgment sustaining or denying such objection or allowing or disallowing such Claim, in whole or in part, has been entered by the Court

     e. "Effective Date" shall mean the 10th day after confirmation date of the Plan.

     f.  "Final  Order of  Judgement"  shall mean an order of  judgement  of the
Court:

          i. As to which the time to appeal, petition for centiorari , or seek reargument, rehearing or de novo review has expired and to which no appeal, reargument, centiorari petition, rehearing, or de novo review is pending, or

          ii. if an appeal, reargument, certiorari, rehearing or de novo review thereof has been sought, the order of the Court has been affirmed by the highest Court to which the order was appealed or from which the reargument, rehearing, or de novo review was sought, or certiorari has been denied, or the appeal is dismissed or rendered moot, and the time to take any further appeal or to seek certiorari or further reargument, rehearing or de novo review has expired.

     g. "Holder" of a Claim or interest shall mean the person holding a Claim or interest which was listed or filed with the Court, or the person to whom such Claim or interest was last transferred by the Final Order or Judgment of the Court substituting the transferee for the prior Holder thereof.

     h. "Insider" shall mean an insider as defined in Section 101(30) of the Bankruptcy Code.

     i. "Newgold" shall mean Newgold, Inc. a corporation which proposes to merge with the Debtor.

     j. "Person" shall mean an individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or governmental unit, or any agency or political subdivision of a government unit.

     k. "Plan" shall mean this Plan of Reorganization and any duly authorized amendment(s) thereto and modification(s) thereof.

     1. "Post-Confirmation Expense" shall mean all expenses reasonably incurred subsequent to the Confirmation Date in consummating the Plan.

     m. "Priority Claim" shall mean all Unsecured Claims entitled to priority under 11 U.S.C. Section 507(a), (1), (3), (4), (5), (6), or (7), unless further specified.

     n. "Pro Rata", with respect to any creditor, shall mean in the proportion that the amount of the Allowed Claim of such creditor in any class as provided in Article II bears to the aggregate amount of all claims of creditors in such class, including in such aggregate amount both the Allowed Claims and any then unresolved Disputed Claims which may apply to that class of claims as of the date of any distribution payment pursuant to this Plan.

     o. "Reorganized Debtor" means Newgold, Inc. which company is merging with the Debtor and which name (Newgold, Inc.) shall be the corporate name of the Debtor after reorganization.

     p. "Unsecured Claim" shall mean all unsecured Allowed Claims, including, but not limited to:

          i. claims of creditors under executory contracts and unexpired leases that have heretofore been rejected by the Debtor under this Plan, and that may be rejected by the Debtor under this Plan, and that may be rejected by the Debtor prior to the Confirmation Date;

          ii.  claims of general trade creditors;

          iii.loss and damage claims, overcharge claims, personal injury claims, liability claims;

          iv. claims for monies paid to the Debtor by mistake and belonging to others, claims for C.O.D. monies collected by the Debtor that should have been paid over to others, insurance and surety bond c1aims, worker's compensation claims; and

          v. other obligations, liabilities, damages and claims of and against the Debtor of every type and nature whatsoever, incurred on or before the date of filing of the Chapter 11 Petition (June 6, 1995), including all claims arising from the rejection of leases and other executory contracts effective on June 6, 1995. as provided in this Plan and by Section 365 and Section 1123(b)(2) of the Code.

                                   ARTICLE II

                  Classification of Administrative Expenses and
                         Priority Administrative Claims

2.01  Class  1.  Allowed  administrative  expenses,   including  attorney's  and
accountant fee's of the kinds specified ill Code Section 507(a)(l), approved salaries of officers and commissions owed for the sale of Debt Certificates.

2.02 Class 2. Claims Consisting of Code Section 364 Priority Debtor Certificate holders in the approximate amount of $5,000,000.

2.03 Class 3. Administrative claims consisting of Priority Unsecured New York State Sales Tax Claims in the approximate amount of $30,000, fees owed the U. S. Trustee's Office of the kind specified in Code Section 507(a)(1), Court fees, Franchise Tax Fees owed the State of Delaware for 1995 taxes of approximately $2,653.00 and State of Ohio Sales Tax of $1,826.95.


                                   ARTICLE III

                            Classification of Claims

3.01 Class 4. Claims consisting of approximately 327 unsecured creditors in the approximate amount of $2,392.967.

3.02 Class 5. Claims consisting of approximately 321 equity holders of the debtor holding 3,299,191 shares of common stock in the Debtor.

                                   ARTICLE IV

                  Classes of Claims Not Impaired Under the Plan

4.01   Classes 1, 2, 3 and 5 will not be impaired under the Plan.


     Class 1 Claims consisting of allowed administrative expenses, including attorney and accountant fees of the kind specified in Code Section 507 (a) (1) approved salaries of officers, and trade payables arising after commencement of the Case and commissions owed for the sale of Debtor Certificates, shall be paid in full by the Reorganized Debtor in cash on the effective date of the Plan or in stock in the Reorganized Debtor at a ratio of one (1) share of stock for each $1 owed the Creditor. The Class 1 Claimants will have the right to "Put" to Newgold, Inc. or its Assignee, the stock for 15 days from the effective date of the Plan for $1.00 in cash for each share of the new stock issued.

     Class 2 Claims consisting of Priority Debtor Certificate holders in the approximate amount of $5,000,000. The holders of allowed claims in Class 2 shall be paid by the Reorganized-Debtor as originally agreed and such holders shall retain their respective security interests. Class 2 claimants, at their exclusive option, shall be allowed to exchange their claims for one (1) share of Common Stock of the Reorganized Debtor for each $1 of indebtedness. The common stock being offered will be set aside in trust for Class 2 claimants who shall have ninety (90) days from the date of confirmation of the Plan of Reorganization to exercise the conversion of their debt to equity. The Reorganized Debtor shall retain the right to sell said stock ,from time to time, to non claimants with the proceeds to be paid to the Class 2 Claimants who opt not to convert. Any difference realized in the sale of equity in excess of the principal sum owed Class 2 Debtor Certificate holders, plus interest thereon, shall be retained by the Reorganized Debtor for working capital. Upon confirmation of the Plan of Reorganization, Debtor Certificate holders shall be issued promissory notes bearing interest at 10% per annum. These notes must be surrendered by Debtor Certificate holders who elect to convert their debt to equity. Those who do not choose to convert shall be paid their principal and all accrued interest two years from the anniversary of the date of confirmation of this Plan.

     Class 3 Administrative claims consisting of Priority Unsecured New York Sales Tax claims owed approximately $30,000, U.S. Trustee fees, Court fees and State of Delaware Franchise Tax fees, owed of approximately $2,653.00 for 1995 taxes and State of Ohio Sales Tax of $1,826.95 and any 941 IRS taxes owed by the Debtor\. Said claims shall be paid in cash on the Effective Date of the Plan.

     Class 5 Claims consisting of approximately 321 shareholders holding 3,299,191 shares of common stock which represents 100% of the total outstanding and issued shares of common stock of the Debtor. There are no other equity securities issued by the Debtor other than the one class of common stock. Existing Class 5 claimants will have their interest diluted by a factor of 1:65. In other words existing shares shall be reverse split by a factor of 65 or, for each 65 shares of pre-petition stock, such 65 shares shall be exchanged for one
(1) share of post- petition stock in the Reorganized Debtor. Existing equity holders will be reduced on a pro-rata basis to a total of 50,000 shares in the aggregate. However, in no event will any existing shareholder of the Debtor hold less than two (2) shares after the reverse split. Shareholders shall be obligated to surrender their shares of stock to the Reorganized Debtor's transfer agent within six months of the effective date of the Plan. Any shares not surrendered and exchanged within the time period shall be cancelled and the shareholder who fails to surrender his shares shall have no further rights or recourse against the Reorganized Debtor as an equity holder.


                                    ARTICLE V

              Classes of Claims or Interest Impaired Under the Plan

5.01   Classes 4 will be impaired under the Plan.

     Class 4 Claims consist of 327 unsecured creditors with aggregate claims amounting to approximately $2,392,967. Class 4 Creditors shall receive one (1) share of Common Stock in the Reorganized Debtor for each $42 of debt. Approximately 56,975 shares of Common Stock shall be issued to Class 4 claimants.

                                   ARTICLE VI

6.01   Title to Property; Discharge of Claims

     Except as otherwise provided in the Plan or the Confirmation Order, upon completion of all actions required by the Plan to be taken on or before the Confirmation Date, all property of the estate wherever situated, shall vest in the Reorganized Debtor, free and clear of all claims and interest of creditors and equity holders of the Debtor. Any property that the Debtor abandons pursuant to the Bankruptcy Code and the approval of the Court would be deemed to vest in the Reorganized Debtor free and clear of all claims and interests of creditors immediately prior to abandonment.

6.02   Title to Property to be Brought into the Estate.

     Assuming Plan confirmation as a condition precedent, the Reorganized Debtor will acquire the assets of Newgold Inc. which are described in the Disclosure Statement accompanying this Plan.

6.03 Retention of Claims. Each claim or interest belonging to the Debtor of every kind and description shall be retained and shall be vested in the Reorganized Debtor, upon confirmation, and the reorganized successor to the Debtor may enforce, settle or adjust any such Claim or Interest.

6.04 Notices. Unless otherwise specifically provided in the Plan or the Bankruptcy Rules, any notice required or contemplated by any provision of the Plan shall be in writing and shall be sent by First Class Mail, postage prepaid, to the address of the person or entity entitled thereto, as it appears on the matrix list filed in connection with the service of the Disclosure Statement in the Case.

6.05 Record dates for Determining Holders of Claims and Interest. The date the order of the Bankruptcy Court approving the Disclosure Statement is entered shall be the record date for determining the holders of the Claims and Interests entitled to vote on the Plan, all in accordance with the provisions of the Bar Order. The Confirmation Date shall be the record date for determining the holders of the Claims and Interests which, if allowed, will be entitled to receive distributions under the Plan, provided, however, that this sentence shall not vary, affect, or impair the provisions of the Bar Order.

6.06 Retention of Jurisdiction. Following confirmation and prior to the completion of all actions required to be taken on the Confirmation Date or as soon as practicable thereafter, the Bankruptcy Court shall retain solely for the following purposes to which its jurisdiction shall be exclusive:

     (a) to hear and determine any objections to Claims filed, both before and after Confirmation;

     (b) to supervise any distribution of funds or stock pursuant to this Plan;

     (c) to hear and determine all applications for compensation of professionals and reimbursement of expenses under Code Sections 330 and 331 including compensation of professionals employed by the Debtor for services rendered in connection with the Case, or in connection with the Plan and incident to the Case;


     (d) to hear and determine any and all pending motions for rejection of executory contracts or unexpired 1eases and the allowance of Claims resulting therefrom;

     (e) to hear and determine all claims and causes of actions arising prior to Confirmation that may exist in favor of the debtor or its successor or shall seek such a hearing and determination;

     (f) to enter orders enforcing and implementing the Plan and to resolve disputes arising under or in connection with the Plan;

     (g) to correct any defect, cure any omission or reconcile any inconsistency in the Plan, the Confirmation Order or any document executed in connection therewith, as may be necessary to carry out the purposes and intent of the Plan; and

     (h) to consider the modification of this Plan after confirmation pursuant to the Bankruptcy Code and Rules; and

     (i) Except as otherwise provided in the Plan, to make any determinations and to issue any orders to enforce, interpret or effectuate the Plan; and

     (j) to determine all questions and disputes regarding title to assets of the estate, and determination of all causes of action, controversies, disputes or conflicts, between the Debtor, the Creditors' Committee and any third party, including but not limited to, any right of the Debtor, or the provisions of the Code or applicable state or federal law; and

     (k) to enter and Order concluding and terminating this Case; and

     (l) to determine such other matters as may be provided for in the Order of the Court confirming the Plan; and

     (m) to grant extensions of any deadline set herein; and

     (n) to enter and implement such orders as may be appropriate in the event that the Confirmation Order for any reason is stayed, reversed, revoked, modified or vacated, and;

     (o) to enforce all discharge provisions under the Plan, and;

     (p) to make such order(s) or give such direction(s) as may be appropriate under Sections 364,1109,1129,1141,1142 and 1145 of the Code.


                                   ARTICLE VII

                Means of Execution and Implementation of the Plan

7.01 Means of Execution. Remaining funds and funds generated from the sale of Certificates of Indebtedness and funds generated from the operation of the successor to the Debtor will be used to fund payment under the Plan other than the issuance of equity of the successor to the Debtor as specified herein.


                                  ARTICLE VIII

                         The Effective Date of the Plan

8.01 Effective Date of the Plan. The effective date of the Plan shall be ten days after the Order of Confirmation becomes final, However, immediately upon confirmation of the Plan, the new management described in the accompanying Disclosure Statement shall take over management of the Reorganized Debtor.

                                   ARTICLE IX

                              Cram Down Provisions

9.01 Cram Down Provisions. In the event that any class of creditors is deemed impaired by the Plan of Reorganization, and the requisite majorities of such class or classes fail to approve the Plan, then the Debtor intends to confirm its Plan over the objection of any such dissenting class by the use of the provisions of the United States Bankruptcy Code, Section 1111, and any other provisions relating to the cram down of dissenting classes.


                                    ARTICLE X
                            Modification of the Plan

10.01 Modification of the Plan. This Plan may be amended or modified by the proponents at any time prior to the Confirmation Date upon such notice as the Court may require. After the Confirmation Date, the proponents may, with the approval of the Court and so long as it does not materially and adversely affect the interests of creditors, remedy any defects or omissions or reconcile any inconsistencies in the Plan or in the Confirmation Order in such manner as may be necessary to carry out the purposes and intent of the Plan.


                                   ARTICLE XI
                       Compliance with Section 1123(a)(6)

11.01 Compliance with Section 1123(a)(6). The Debtor shall within sixty (60) days after the Confirmation Date, cause a provision to be inserted in its corporate charter prohibiting it from issuing non-voting equity securities. However, the Debtor may issue a convertible debenture convertible to Common Stock, which Common Stock bears the right to vote. The Debtor presently has no class of securities possessing voting power other than its Common Stock.


                                   ARTICLE XII

                          Abandonment of Certain Claims

12.01 Abandonment of Certain Claims. The Debtor herewith reserves to itself the right to collect and enforce all Creditor Rights except accounts receivables that have been previously sold which it could have brought as Trustee under Title 11 Section 101 et seq. and expressly reserves the right to bring the same subsequent to the entry of an Order of Confirmation herein as if such Order had not been entered but in no event subsequent to the period of limitations prescribed by 11 USC Sections 546 & 549. The Debtor designates the Official Unsecured Creditors Committee appointed herein as agent for the purposes of enforcing such Creditors Rights in its name and stead with full powers of substitution. Such actions may be brought in the name of the Debtor or in the name of the Official Unsecured Creditors Committee. Debtor agrees to cooperate with the Unsecured Creditors Committee in the prosecution of such actions and to render such assistance as may be reasonable at the time, without cost to the Official Unsecured Creditors Committee.

     All sums recovered by the Creditors Committee in the enforcement of the Creditors Rights shall be retained in escrow by counsel to the Committee and applied, first to the cost of prosecuting such actions, including all reasonable attorneys fees, costs and disbursements incurred; second to the payment of any fees due the court and the Office of the United States Trustee on account of the bringing or prosecution of such actions. The net proceeds remaining, if any, shall be distributed by the Committee solely to general unsecured creditors on the allowed unsecured claim of each, pro rata.

     The Official Unsecured Creditors Committee shall remain in existence until such time as counsel for the Committee shall notify the Court in writing that it has disbanded itself and abandoned the attempt to collect such Creditors Rights.

     The Debtor shall have no liability for any counsel fees, costs or disbursements incurred in the investigation or prosecution of any Creditors Rights by the Committee. The Committee shall be free to investigate and pursue none, some or all the Creditors Rights claims which may be available to the Debtor. It is acknowledged that the Debtor made few if any preferential transfers which could be recovered under I USC Section 547 to third party creditors herein having virtually suspended payments well in advance of the involuntary filing. It is further acknowledged that claims against insiders may be difficult to investigate and prosecute and that there are no funds currently available to pay the costs of such in the litigation or prosecution. Therefore, the Committee may abandon all such Creditors Rights without action at any time it deems investigation or pursuit of the same diseconomic.

                                  ARTICLE XIII

                                     VOTING

1 3.01 Claimants Entitled to Vote are those whose claims are "impaired" by the Plan. A claim to which the legal, equitable, or contractual rights are altered, or an interest that is adversely affected, is impaired. Only Class 4 interests are impaired under the Plan; therefore, it is important that you vote. If you fail to vote, your rights may be jeopardized.

13.02 Impaired Claimants may vote to accept or reject the Plan by indicating their acceptance or rejection on the appropriate ballot.

13.O3  EXECUTED  BALLOTS MUST BE RECEIVED  PRIOR TO 5:00 PM.  (Eastern  Daylight
Time) ON:_________________________ Ballots should be mailed to: U. S. Bankruptcy Clerk of the Court, 100 State Street, Rochester, New York 14614. ANY BALLOTS RECEIVED AFTER THAT DATE MAY NOT BE INCLUDED IN ANY CALCULATION TO DETERMINE WHETHER THE CREDITORS HAVE VOTED TO ACCEPT OR REJECT THE PLAN.

13.04 A Class of Claims will have accepted the Plan if it is accepted by creditors holding at least two-thirds in amount and more than one-half in number of the holders of allowed claims that actually vote on the Plan. Only those votes received will be counted.


                                   ARTICLE XlV
                                  Miscellaneous

14.01 Notices. All notices required or permitted to be made in accordance with the Plan shall be in writing and shall be delivered personally or by fax or other telegraphic means or mailed by registered or certified mail, return receipt requested:

         (a)   If to Debtor:  Warehouse Auto Centers, Inc. % Leonard Relin
                              2452 West Henrietta Road
                              Rochester, New York 14623

         (b)   With copies to:
                              Leonard Relin, Esq.
                              One East Main Street
                              Rochester. New York 14614

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
                                       and

                              Albert Solochek, Esq.,
                              Attorney for Creditors Committee
                              Howard, Solochek & Weber, S.C.
                              324 E. Wisconsin Avenue, #1100
                              Milwaukee, WI 53202


          (c) If to a holder of an Allowed Claim or Allowed Interest, at the address set forth in its allowed proof of claim or proof of interest, or, if none, at its address set forth in the schedules prepared and filed with the Court pursuant to Rule 1007(b).

          (d) Notice shall be deemed given when received. Any person may change the address at which it is to receive notices under the Plan by sending written notice pursuant to the provisions of this Section to the person to be Charged with the knowledge of such change.

14.02 Effective Date. For purposes of all determinations to be made pursuant to the Code in respect of the Plan or any Claims or Interests, the "Effective Date" of the Plan shall be 10 days after Confirmation of the Plan.

14.03 Written Objections. The Debtor or any other party in interest may file with the Court confirmation of the Plan, a written objection to the allowance of any Claim. This provision is not intended to abridge the right of the Debtor to modify the Plan pursuant to Bankruptcy Code 1127.

14.04 Reporting Company Representation. The Company represents that it is a reporting company under Section 13 and 15(d) of the Securities and Exchange Act of 1934 and will be in continued compliance with the applicable requirements for the continuing of trading in the Security on the date the Debtor offers or sells the securities to the investors.


14.05 Implementation of the Plan. The Plan is to be implemented consistent with the terms of the Bankruptcy Code. The Plan shall be implemented beginning on the effective date of the Plan by the distribution of stock by the Debtor in accordance with the provisions of the Plan. The debtor agrees to use its best efforts to fully implement and consummate the Plan.

14.06 Complete Satisfaction, Discharge, and Release. The payments, distributions and other treatments provided in respect of each Allowed Claim in this Article shall be in complete Satisfaction. discharge, and release of such Allowed Claim.

                                   ARTICLE XV
                                      Other


15.01 Certificates of Indebtedness. Prior to the filing of the Plan of Reorganization and Disclosure Statement the Debtor moved the Bankruptcy Court to authorize it to sell $5,000,000 in Code Section 364 Certificates of Indebtedness ("Debtor Certificates"). The Court approved the Debtor's motion to sell Debtor Certificates on September 25, 1996.

15.02 Finders Fees. The Debtor has agreed to issue to David Rinker and Christina Nicho1s 5,000 shares each of Common Stock in the Reorganized Debtor as a finders fee. Additionally, the Debtor has agreed to issue 1,000 shares as a finders fee to Steve Nichols who introduced the parties to the Debtor and to issue 12,500 shares of Common in the Reorganized Debtor to Michael Morrison, ESQ. as a finder's fee. Said parties were instrumental in bringing about the transactions involving the assets being merged under the Plan of Reorganization.

15.03 Consulting. The Reorganized Debtor has agreed to pay $10,000 in cash and issue 7,500 shares of the Reorganized Debtor's Common Stock to Dan-Com, Inc. for consulting services rendered. Dan-Com, Inc. is a firm which specializes in coordinating mergers of solvent businesses into public companies which are under protection of Chapter 11 of the Bankruptcy Code.

15.04 Change of Corporate Name. The Reorganized Debtor will change its name to Newgold, Inc. and recapitalize at 50,000,000 shares of Common Stock authorized,
 .001 par value.

15.05 Asset Acquisition. The Reorganized Debtor will issue a total of 12,000,000 shares of its Common Stock to existing shareholders of Newgold, Inc. and thereby acquire 100% of the outstanding shares of Newgold. Inc. and its assets described in the Disclosure Statement. A detailed description of Newgold. Inc. can be found in the accompanying Disclosure Statement.

15.06 Other Corporate Matters. The Board of Directors of the Reorganized Debtor shall take whatever actions are necessary in order to bring the Reorganized Debtor into conformance with securities laws and regulations including, but not limited to, amending the Reorganized

Debtor's by-laws and Articles of Incorporation.


Respectfully submitted this 4 day of November, 1996.

     WAREHOUSE AUTO CENTERS, INC.

By:     /S/ Nathan P. Morton
         Nathan P. Morton, Chairman
         Board of Directors
         DEBTOR

By:     /S/    Leonard Relin
         Leonard Re1in, Esq.
         ATTORNEY FOR DEBTOR




























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